                                                                     EXHIBIT 4.3





                           MASTER SERVICING AGREEMENT

                        Dated as of __________ __, 1997

                                     among


                     SEQUOIA MORTGAGE TRUST 199_-_, Issuer


                                      and


                  ___________________________, Master Servicer


                                      and


                     _____________________________, Trustee



                       Relating to the Pledged Mortgages
                     Pledged as Collateral for the Issuer's
                         Collateralized Mortgage Bonds,
                            in the Aggregate Initial
                        Principal Amount of $___________
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                              TABLE OF CONTENTS

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
PRELIMINARY STATEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

1.       Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

2.       Mortgage Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         (a)     Trustee to Retain Possession of Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         (b)     Trustee to Cooperate; Release of Trustee Mortgage Files. . . . . . . . . . . . . . . . . . . . . . .  32
         (c)     Documents, Records and Funds in Possession of Master Servicer to be Held for Trustee . . . . . . . .  33
         (d)     Representations, Warranties and Covenants of the Issuer and the Master Servicer. . . . . . . . . . .  34
         (e)     Covenants of the Master Servicer.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

3.       General Duties of the Master Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         (a)     Master Servicer to Service Pledged Mortgages.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         (b)     Subservicing; Enforcement of the Obligations of Servicers  . . . . . . . . . . . . . . . . . . . . .  39
         (c)     Successor Servicers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         (d)     Liability of the Master Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         (e)     No Contractual Relationship Between Servicers and the Trustee  . . . . . . . . . . . . . . . . . . .  41
         (f)     Rights of the Issuer and the Trustee in Respect of the Master Servicer.  . . . . . . . . . . . . . .  41
         (g)     Trustee to Act as Master Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         (h)     Collection of Pledged Mortgage Payments; Eligible Accounts; Servicing Accounts; Bond Account . . . .  43
         (i)     Collection of Taxes, Assessments and Similar Items; Escrow Accounts  . . . . . . . . . . . . . . . .  47
         (j)     Access to Certain Documentation and Information Regarding the Pledged Mortgages  . . . . . . . . . .  48
         (k)     Permitted Withdrawals from the Bond Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         (l)     Maintenance of Hazard Insurance; Maintenance of Primary Insurance Policies . . . . . . . . . . . . .  50
         (m)     Enforcement of Due-On-Sale Clauses; Assumption Agreements  . . . . . . . . . . . . . . . . . . . . .  52
         (n)     Realization Upon Defaulted Pledged Mortgages; Purchase of Certain Pledged Mortgages  . . . . . . . .  54
         (o)     Access to Certain Documentation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         (p)     Annual Statement as to Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

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                           TABLE OF CONTENTS (CONT'D)

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
         (q)     Annual Independent Public Accountants' Servicing Statement; Financial Statements.  . . . . . . . . .  57
         (r)     Errors and Omissions Insurance; Fidelity Bonds.  . . . . . . . . . . . . . . . . . . . . . . . . . .  58

4.       Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

5.       Servicing Compensation and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

6.       The Master Servicer. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         (a)     Liabilities of the Master Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         (b)     Merger or Consolidation of the Master Servicer.  . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         (c)     Limitation on Liability of the Master Servicer and Others. . . . . . . . . . . . . . . . . . . . . .  60
         (d)     Limitation on Resignation of the Master Servicer.  . . . . . . . . . . . . . . . . . . . . . . . . .  61

7.       Servicing Default; Termination and Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         (a)     Servicing Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         (b)     Trustee to Act; Appointment of Successor.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         (c)     Notification to Bondholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65

8.       Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         (a)     Term of Master Servicing Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         (b)     Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         (c)     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         (d)     Inspection and Audit Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         (e)     Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         (f)     Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         (g)     Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         (h)     No Joint Venture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         (i)     Execution in Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         (j)     Limitation of Liability of Wilmington Trust Company  . . . . . . . . . . . . . . . . . . . . . . . .  68
         (k)     Nonpetition Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68

SCHEDULE I:      Schedule of Pledged Mortgages  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-I-1
SCHEDULE II:     Representations and Warranties of
                 the Master Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-II-1
SCHEDULE III:    Representations and Warranties as
                 to the Pledged Mortgages . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-III-1





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                           TABLE OF CONTENTS (CONT'D)

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
SCHEDULE IV:     Representations and Warranties of
                 the Issuer   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-IV-1

                                                         EXHIBITS

EXHIBIT A        FORM OF INITIAL CERTIFICATION OF TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-1
EXHIBIT B        FORM OF FINAL CERTIFICATION OF TRUSTEE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-1
EXHIBIT C        REQUEST FOR RELEASE
                 (for Trustee)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . C-1
EXHIBIT D        REQUEST FOR RELEASE (Pledged Mortgage
                 Paid in Full, Repurchased and Released)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . D-1





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
                           MASTER SERVICING AGREEMENT


                 THIS MASTER SERVICING AGREEMENT is made and entered into as of ________ __, 19__, by and among Sequoia Mortgage Trust 199_-_, a statutory business trust formed under the laws of the State of Delaware (the "Issuer"), ________ _________________, a _______ corporation (the "Master Servicer") and
_______________________________, a _________________ _______ corporation (in its capacity as trustee under the Indenture referred to below, the "Trustee").

                             PRELIMINARY STATEMENT

                 The Issuer was formed for the purpose of issuing bonds secured by mortgage collateral. The Issuer has entered into a trust indenture, dated as of ________ __, 19__ (the "Indenture"), between the Issuer and the Trustee, pursuant to which the Issuer intends to issue its Collateralized Mortgage Bonds, in the aggregate initial principal amount of $___________ (the "Bonds"). Pursuant to the Indenture, as security for the indebtedness represented by such Bonds, the Issuer is and will be pledging to the Trustee, or granting the Trustee a security interest in, among other things, certain Pledged Mortgages, its rights under this Agreement, the Bond Account, the Distribution Account and certain Insurance Policies (as each such term is defined herein).

                 The parties desire to enter into this Agreement to provide, among other things, for the servicing of the Pledged Mortgages by the Master Servicer. The Master Servicer acknowledges that, in order further to secure the Bonds, the Issuer is and will be granting to the Trustee a security interest in, among other things, its rights under this Agreement, and the Master Servicer agrees that all covenants and agreements made by the Master Servicer herein with respect to the Pledged Mortgages shall also be for the benefit and security of the Trustee and Holders of the Bonds. For its services hereunder, the Master Servicer will receive a Master Servicing Fee (as defined herein) with respect to each Pledged Mortgage serviced hereunder.

                 The Master Servicer has entered into Servicing Agreements (as defined herein) with Servicers (as defined herein) to perform, as independent contractors, servicing functions for the Master Servicer with respect to the Pledged Mortgages. For its services under a Servicing Agreement, each Servicer will receive a Servicing Fee (as defined herein) with respect to each Pledged Mortgage serviced by it thereunder.

                 In addition, the Issuer will enter into a Management Agreement, dated as of the date hereof, with Redwood Trust, Inc. (in such capacity, the "Manager"), pursuant to which the Manager will conduct certain operations of the Issuer. Actions by or required of the Issuer hereunder may be performed on its behalf by the Manager or any sub-manager appointed to act for the Issuer.

                 1.  Defined Terms.

                 Except as otherwise specified or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Agreement, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms:

                 "ADJUSTED NET MORTGAGE RATE" means, as to each Pledged Mortgage and at any time, the per annum rate equal to the Mortgage Rate less the sum of the Master Servicing Fee Rate and the related Servicing Fee Rate.

                 ["ADJUSTMENT DATE" means, as to any Pledged Mortgage, the date on which the related Mortgage Rate adjusts annually after a period of ten years following origination, in accordance with the terms of the related Mortgage Note.]

                 "ADVANCE" means the payment required to be made by the Master Servicer with respect to any Payment Date pursuant to Section 4, the amount of any such payment being equal to the aggregate of payments of principal and interest (net of the Master Servicing Fee and the applicable Servicing Fee and net of any net income in the case of any REO Property) on the Pledged Mortgages that were due on the related Due Date and not received as of the close of business on the related Determination Date, less the aggregate amount of any such delinquent payments that the Master Servicer has determined would constitute a Nonrecoverable Advance if advanced.

                 "AGREEMENT" means this Master Servicing Agreement, as the same may be amended or supplemented from time to time.

                 "AMOUNT HELD FOR FUTURE DISTRIBUTION" means, as to any Payment Date, the aggregate amount held in the Bond Account at the close of business on the related Determination Date on account of (i) Principal Prepayments and Liquidation Proceeds received in the month of such Payment Date and (ii) all Scheduled Payments due after the related Due Date.

                 "APPRAISED VALUE" means (i) with respect to a Pledged Mortgage other than a Refinancing Pledged Mortgage, the lesser of (a) the value of the Mortgaged Property based upon the appraisal made at the time of the origination of such Pledged Mortgage and (b) the sales price of the Mortgaged Property at the time of the origination of such Pledged Mortgage; or (ii) with respect to a Refinancing Pledged Mortgage, the value of the Mortgaged Property based upon the appraisal made at the time of the origination of such Refinancing Pledged Mortgage.

                 "AVAILABLE FUNDS" means, as to any Payment Date, the sum of
(i) all scheduled installments of interest (net of the related Expense Fees) and principal due [on the Due Date in the month] in which such Payment Date occurs and received prior to the related Determination Date, together with any Advances in respect thereof; (ii) all Insurance Proceeds and all Liquidation Proceeds for the [month] preceding the month of such Payment Date, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances; (iii) all partial or full prepayments received during the related Prepayment Period; and (iv) amounts received with respect to such Payment Date as the Substitution Adjustment Amount or purchase price in respect to such Payment Date as the Substitution Adjustment Amount or purchase price in respect of a Deleted Pledged Mortgage or a Pledged Mortgage purchased by Redwood Trust [or by the Master Servicer] as of such Payment Date, reduced by amounts in reimbursement for Advances previously made and other amounts as to which the applicable Servicer or the Master Servicer is entitled to be reimbursed pursuant to the Master Servicing Agreement.

                 "BANKRUPTCY CODE" means the United States Bankruptcy Reform Act of 1978, as amended.

                 "BLANKET MORTGAGE" means the mortgage or mortgages encumbering the Cooperative Property.

                 "BOND ACCOUNT" means, with respect to the Bonds, the separate Eligible Account created and maintained by the Master Servicer pursuant to
Section 3(h)(v) with a depository institution in the name of the Master Servicer for the benefit of the Trustee on behalf of the Bondholders and designated "_________________________________________ in trust for the registered holders of Sequoia Mortgage Trust 199_-_ Collateralized Mortgage Bonds."

                 "BOND DISTRIBUTION AMOUNT" means, as to any Payment Date, the sum of (i) the Senior Interest Payment Amount, (ii) the Senior Principal Payment Amount, (iii) the Class B-1 Interest Payment Amount, (iv) the Class B-1 Principal Payment Amount, (v) the Class B-2 Interest Payment Amount and (vi) the Class B-2 Principal Payment Amount.

                 "BONDHOLDER" or "HOLDER" means the Person in whose name a Bond is registered in the Bond Register (as defined in the Indenture).

                 "BONDS" mean the Issuer's Collateralized Mortgage Bonds.

                 "BUSINESS DAY" means any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in the City of New York, New York, the State of California or the city in which the Corporate Trust Office (as defined in the Indenture) of the Trustee is located are authorized or obligated by law or executive order to be closed.

                 "CERTIFICATE INTEREST PAYMENT AMOUNT" means, as to any Payment Date, one month's interest accrued during the related Interest Accrual Period at the Certificate Interest Rate on the Invested Amount, subject to reduction pursuant to Section 3(h)(viii). The Certificate Interest Payment Amount shall be calculated on the basis of a 360-day year of twelve 30-day months.

                 "CERTIFICATE INTEREST RATE" means, for any Interest Accrual Period beginning prior to the Interest Conversion Date
_____________________.

                 "CERTIFICATE PAYING AGENT" has the meaning assigned thereto in the Deposit Trust Agreement.

                 "CLASS B-1 BOND INTEREST RATE" means, with respect to any Interest Accrual Period, the annual rate at which interest accrues on the Subordinated Bonds as specified in such Bonds and in Section 2.03(c) of the Indenture.

                 "CLASS B-1 INTEREST CARRYOVER SHORTFALL" means, the amount by which sum of (i) the interest at the Class B-1 Bond Interest Rate on the Class B-1 Principal Amount and (ii) the interest at the Class B-1 Bond Interest Rate on any Class B-1 Principal Carryover Shortfall, on each prior Payment Date, exceeded the amount actually distributed as interest on such prior Payment Dates and not subsequently distributed.

                 "CLASS B-1 INTEREST PAYMENT AMOUNT" means, as of any Payment Date, the sum of (i) interest at the Class B-1 Bond Interest Rate on the Class B-1 Principal Amount, (ii) interest at the Class B-1 Bond Interest Rate on any Class B-1 Principal Carryover Shortfall, (iii) the Class B-1 Interest Carryover Shortfall and (iv) interest at the Class B-1 Bond Interest Rate on any Class B-1 Interest Carryover Shortfall.

                 "CLASS B-1 PERCENTAGE" means, as to any Payment Date, the percentage equivalent of a fraction the numerator of which is the Class B-1 Principal Amount immediately prior to such date and the denominator of which is the sum of (i) the Senior Class Principal Amount, (ii) the Class B-1 Principal Amount, (iii) the Class B-2 Principal Amount and (iv) the Invested Amount, in each case immediately prior to such date.

                 "CLASS B-1 PRINCIPAL AMOUNT" means, as of any Payment Date, the lesser of (i)_the aggregate of the Stated Principal Balances of the Pledged Mortgages, less the Senior Class Principal Amount immediately prior to such date, and (ii) the Original Class B-1 Principal Amount reduced by all amounts previously distributed to holders of the Class B-1 bonds as payments of principal.

                 "CLASS B-1 PRINCIPAL CARRYOVER SHORTFALL" means, as to any Payment Date, the excess of (i) the Original Class B-1 Principal Amount reduced by all amounts previously distributed to holders of the Class B-1 Bonds as payments of principal or Class B-1 Principal Carryover Shortfall, over (ii) the Class B-1 Principal Amount immediately prior to such date.

                 "CLASS B-1 PRINCIPAL PAYMENT AMOUNT" means, as to any Payment Date, the sum of (i) the Class B-1 Percentage of the sum of (a) the principal portion of the Schedules Payment due on each Pledged Mortgage [on the related Due Date], (b) the principal portion of the purchase price of each Pledged Mortgage that was purchased by Redwood Trust or another person pursuant to the Mortgage Loan Purchase Agreement [or by the Master Servicer in connection with any optional purchase by the Master Servicer of a defaulted Pledged Mortgage] as of such Payment Date, (c) the Substitution Adjustment Amount in connection with any Deleted Pledged Mortgage received with respect to such Payment Date,
(d) any Insurance Proceeds or Liquidation Proceeds allocable to recoveries of principal of Pledged Mortgages that are not yet Liquidated Pledged Mortgages received during the related Prepayment Period, (e) with respect to each Pledged Mortgage that became a Liquidated Pledged Mortgage during the [calendar month] preceding the month of such Payment Date, the Stated Principal Balance of such Pledged Mortgage and (f) all partial and full principal prepayments by borrowers received during the related Prepayment Period and (ii) any Class B-1 Principal Carryover Shortfall.

                 "CLASS B-2 BOND INTEREST RATE" means, with respect to any Interest Accrual Period, the annual rate at which interest accrues on the Subordinated Bonds as specified in such Bonds and in Section 2.03(c) of the Indenture.

                 "CLASS B-2 INTEREST CARRYOVER SHORTFALL" means, the amount by which sum of (i) the interest at the Class B-2 Bond Interest Rate on the Class B-2 Principal Amount and (ii) the interest at the Class B-2 Bond Interest Rate on any Class B-2 Principal Carryover Shortfall, on each prior Payment Date, exceeded the amount actually distributed as interest on such prior Payment Dates and not subsequently distributed.

                 "CLASS B-2 INTEREST PAYMENT AMOUNT" means, as to any Payment Date, the sum of (i) interest at the Class B-2 Bond Interest Rate on the Class B-2 Principal Amount, (ii) interest at the Class B-2 Bond Interest Rate on any Class B-2 Principal Carryover Shortfall, (iii) the Class B-2 Interest Carryover Shortfall and (iv) interest at the Class B-2 Bond Interest Rate on any Class B-2 Interest Carryover Shortfall.

                 "CLASS B-2 PERCENTAGE" means, as to any Payment Date, the percentage equivalent of a fraction the numerator of which is the Class B-2 Principal Amount immediately prior to such date and the denominator of which is the sum of (i) the Senior Class Principal Amount, (ii) the Class B-1 Principal Amount, (iii) the Class B-2 Principal Amount and (iv) the Invested Amount, in each case immediately prior to such date.

                 "CLASS B-2 PRINCIPAL AMOUNT" means, as of any Payment Date, the lesser of (i) the aggregate of the Stated Principal Balances of the Pledged Mortgages, less the sum of the Senior Class Principal Amount and the Class B-2 Principal Amount, in each case immediately prior to such date, and (i) the Original Class B-2 Principal Amount reduced by all amounts previously distributed to holders of the Class B-2 Bonds as payments of principal.

                 "CLASS B-2 PRINCIPAL CARRYOVER SHORTFALL" means, as to any Payment Date, the excess of (i) the Original Class B-2 Principal Amount reduced by all amounts previously distributed to holders of the Class B-2 Bonds as payments of principal or Class B-2 Principal Carryover Shortfall, over (ii) the Class B-2 Principal Amount immediately prior to such date.

                 "CLASS B-2 PRINCIPAL PAYMENT AMOUNT" means, as to any Payment Date, the sum of (i) the Class B-2 Percentage of the sum of (a) the principal portion of the Schedules Payment due on each Pledged Mortgage [on the related Due Date], (b) the principal portion of the purchase price of each Pledged Mortgage that was purchased by Redwood Trust or another person pursuant to the Mortgage Loan Purchase Agreement [or by the Master Servicer in connection with any optional purchase by the Master Servicer of a defaulted Pledged Mortgage] as of such Payment Date, (c) the Substitution Adjustment Amount in connection with any Deleted Pledged Mortgage received with respect to such Payment Date,
(d)
any Insurance Proceeds or Liquidation Proceeds allocable to recoveries of principal of Pledged Mortgages that are not yet Liquidated Pledged Mortgages received during the [calendar month] preceding the month of such Payment Date,
(e) with respect to each Pledged Mortgage that became a Liquidated Pledged Mortgage during the [calendar month] preceding the month of such Payment Date, the Stated Principal Balance of such Pledged Mortgage and (f) all partial and full principal prepayments by borrowers received during the related Prepayment Period and (ii) any Class B-2 Principal Carryover Shortfall.

                 "CLASS PRINCIPAL AMOUNT" shall have the meaning ascribed thereto in the Indenture.

                 "CLOSING DATE" means _______ __, 199__.

                 "CODE" means the Internal Revenue Code of 1986, including any successor or amendatory provisions.

                 "COLLECTION ACCOUNT" means the Eligible Account or Accounts established and maintained by the Master Servicer in accordance with Section 3(h)(iii).

                 "COMPANY" means Sequoia Mortgage Funding Corporation, a Delaware corporation, which, as of the Closing Date, owns all of the outstanding beneficial interests in the Issuer.

                 "CONTROLLING CLASS" means the Class A-1 Bonds or, if the Class A-1 Bonds are no longer Outstanding, the most senior Class of Subordinated Bonds then Outstanding.

                 "COOPERATIVE CORPORATION" means the entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Property and which governs the Cooperative Property, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under Section 216 of the Code.

                 "COOPERATIVE LOAN" means any Pledged Mortgage secured by Cooperative Shares and a Proprietary Lease.

                 "COOPERATIVE PROPERTY" means the real property and improvements owned by the Cooperative Corporation, including the allocation of individual dwelling units to the holders of the Cooperative Shares of the Cooperative Corporation.

                 "COOPERATIVE SHARES" means shares issued by a Cooperative Corporation.

                 "COOPERATIVE UNIT" means a single family dwelling located in a Cooperative Property.

                 "CUT-OFF DATE" means, with respect to the Pledged Mortgages, ________ __, 199__.

                 "CUT-OFF DATE POOL PRINCIPAL BALANCE" means $________________.

                 "CUT-OFF DATE PRINCIPAL BALANCE" means, as to any Pledged Mortgage, the Stated Principal Balance thereof as of the close of business on the Cut-off Date.

                 "DEBT SERVICE REDUCTION" means, with respect to any Pledged Mortgage, a reduction by a court of competent jurisdiction in a proceeding under the Bankruptcy Code in the Scheduled Payment for such Pledged Mortgage which became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

                 "DEBT SERVICE REDUCTION PLEDGED MORTGAGE" means any Pledged Mortgage that became the subject of a Debt Service Reduction.

                 "DEFECTIVE PLEDGED MORTGAGE" means any Pledged Mortgage required to be purchased by the Master Servicer pursuant to Section 2(a) hereof.

                 "DEFICIENT VALUATION" means, with respect to any Pledged Mortgage, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Pledged Mortgage, or any reduction in the amount of principal to be paid in connection with any Scheduled Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the Bankruptcy Code.

                 "DELETED PLEDGED MORTGAGE" has the meaning ascribed thereto in
Section 5.

                 "DEPOSIT TRUST AGREEMENT" means the Amended and Restated Deposit Trust Agreement, dated as of _______ __, 199__, between the Company and the Owner Trustee, as such Deposit Trust Agreement may be amended or supplemented from time to time.

                 "DETERMINATION DATE" means, as to any Payment Date, the __th day of the [month] in which such Payment Date occurs or, if such __th day is not a Business Day, the next succeeding Business Day; provided, however, that if such next succeeding Business Day is less than two Business Days prior to the related Payment Date, then the Determination Date shall be the next Business Day preceding the __th day of such [month].

                 "DISTRIBUTION ACCOUNT" means the Eligible Account or Accounts created and maintained with the Trustee pursuant to Section 8.02 of the Indenture, to which shall be remitted from time to time certain of the funds the Master Servicer has collected and deposited in the Bond Account with respect to the Pledged Mortgages, as required hereunder and under the Indenture.

                 "DISTRIBUTION ACCOUNT DEPOSIT DATE" means, as to any Payment Date, [12:30 p.m. Pacific time] on the Business Day immediately preceding such Payment Date.

                 "DUE DATE" means the first day of the month.

                 "DUFF & PHELPS" means Duff & Phelps Credit Rating Company, or any successor thereto. If Duff & Phelps is designated as a Rating Agency in the Indenture, for purposes of Section 8(c) the address for notices to Duff & Phelps shall be Duff & Phelps Credit Rating Company, 55 E. Monroe Street, 35th Floor, Chicago, Illinois 60603, Attention: MBS Monitoring, or such other address as Duff & Phelps may hereafter furnish to the Issuer and the Master Servicer.

                 "ELIGIBLE ACCOUNT" means any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company, but only if Moody's is not a Rating Agency) have the highest short-term ratings of each Rating Agency at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC or the SAIF (to the limits established by the FDIC or the SAIF) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Bondholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company, acting in its fiduciary capacity or (iv) any other account acceptable to each Rating Agency. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee.

                 "ESCROW ACCOUNT" means the Eligible Account or Accounts established and maintained pursuant to Section 3(i) hereof.

                 "EXCESS PROCEEDS" means, with respect to any Liquidated Pledged Mortgage, the amount, if any, by which the sum of any Liquidation Proceeds of such Pledged Mortgage received in the calendar month in which such Pledged Mortgage became a Liquidated Pledged Mortgage, net of any amounts previously reimbursed to the Master Servicer as Nonrecoverable Advance(s) with respect to such Pledged Mortgage pursuant to Section 3(k)(iii), exceeds (a) the unpaid principal balance of such Liquidated Pledged Mortgage as of the Due Date in the month in which such Pledged Mortgage became a Liquidated Pledged Mortgage plus (b) accrued interest at the Mortgage Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Bondholders up to the Due Date applicable to the Payment Date immediately following the calendar month during which such liquidation occurred.

                 "EXPENSE RATE" means, as to each Pledged Mortgage, the sum of the related Servicing Fee Rate, the related Master Servicing Fee Rate and Trustee Fee Rate.

                 "FDIC" means the Federal Deposit Insurance Corporation, or any successor thereto.

                 "FHLMC" means the Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

                 "FIRREA" means the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

                 "FITCH" means Fitch Investors Service, L.P., or any successor thereto. If Fitch is designated as a Rating Agency in the Indenture, for purposes of Section 8(c) the address for notices to Fitch shall be Fitch Investors Service, L.P., One State Street Plaza, New York, New York 10004,
Attention: Residential Mortgage Surveillance Group, or such other address as Fitch may hereafter furnish to the Issuer and the Master Servicer.

                 "FNMA" means the Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

                 "INDENTURE" means the trust indenture, dated as of the date hereof, between the Issuer and the Trustee, as such Indenture may be amended or supplemented from time to time in accordance with its terms.

                 "INDEPENDENT ACCOUNTANTS" shall have the meaning ascribed to such term under the Indenture.

                 "INDEX" means, as to each Pledged Mortgage, the index from time to time in effect for the adjustment of the Mortgage Rate set forth as such on the related Mortgage Note.

                 "INSURANCE POLICY" means, with respect to any Pledged Mortgage, any insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

                 "INSURANCE PROCEEDS" means proceeds paid by an insurer pursuant to any Insurance Policy, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

                 "INSURED EXPENSES" means expenses covered by an Insurance Policy or any other insurance policy with respect to the Pledged Mortgages.

                 "INTEREST ACCRUAL PERIOD" means, with respect to each Class of Bonds, the Investor Certificate and any Payment Date _______________.

                 ["INTEREST CONVERSION DATE" means, as to the Pledged Mortgages, the date on which the first Adjustment Date occurs.]

                 "INVESTED AMOUNT" means, as of any Payment Date, the lesser of
(i) the aggregate of the Stated Principal Balances of the Pledged Mortgages, less the sum of (x) the Senior Class Principal Amount (y) the Class B-1 Principal Amount and (z) the Class B-2 Principal Amount, in each case immediately prior to such date, and (ii) the Original Invested Amount reduced by all amounts previously distributed to the Holder of the Investor Certificate in reduction of the Invested Amount.

                 "INVESTED AMOUNT PAYMENT" means, as to any Payment Date, the sum of (i) the Investor Percentage of the sum of (a) the principal portion of the Scheduled Payment due on each Pledged Mortgage [on the related Due Date],
(b) the principal portion of the purchase price of each Pledged Mortgage that was purchased by the Redwood Trust or another Person pursuant to the Mortgage Loan Purchase Agreement as of such Payment Date, (c) the Substitution Adjustment Amount in connection with any Deleted Pledged Mortgage received with respect to such Payment Date and (d) any Insurance Proceeds or Liquidation Proceeds allocable to recoveries of principal of Pledged Mortgages that are not yet Liquidated Pledged Mortgages received during the [calendar month] preceding the month of such Payment Date, and (e) all partial and full principal prepayments by borrowers received during the related Prepayment Period, and
(ii) with respect to each Pledged

Mortgage that became a Liquidated Pledged Mortgage during the [calendar month] preceding the month of such Payment Date, the Liquidation Proceeds allocable to principal received with respect to such Pledged Mortgage, after application of such amounts pursuant to clause (e) of the definition of Senior Principal Payment Amount clause (e) of the definition of Class B-1 Principal Payment Amount and clause (e) of the definition of Class B-2 Principal Payment Amount.

                 "INVESTOR CERTIFICATE" shall have the meaning ascribed thereto in the Deposit Trust Agreement.

                 "INVESTOR PERCENTAGE" means, as of any Payment Date, the difference between 100% and the sum of the Senior Percentage, the Class B-1 Percentage and the Class B-2 Percentage.

                 "LIQUIDATED PLEDGED MORTGAGE" means with respect to any Payment Date, a defaulted Pledged Mortgage (including any REO Property) which was liquidated in the [calendar month] preceding the month of such Payment Date and as to which the Master Servicer has certified (in accordance with this Agreement) that it has received all amounts it expects to receive in connection with the liquidation of such Pledged Mortgage including the final disposition of an REO Property.

                 "LIQUIDATION PROCEEDS" means amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of defaulted Pledged Mortgages, whether through trustee's sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property, less the sum of related unreimbursed Master Servicing Fees, Servicing Advances and Advances.

                 "LOAN-TO-VALUE RATIO" means, with respect to any Pledged Mortgage and as to any date of determination, the fraction (expressed as a percentage) the numerator of which is the principal balance of the related Pledged Mortgage at such date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

                 "MAINTENANCE" means with respect to any Cooperative Unit, the rent paid by the Mortgagor to the Cooperative Corporation pursuant to the Proprietary Lease.

                 "MARGIN" means as to each Pledged Mortgage, the percentage amount set forth on the related Mortgage Note added to the Index in calculating the Mortgage Rate thereon.

                 "MASTER SERVICER" means _____________________, a _______
corporation, and its successors and assigns, in its capacity as master servicer hereunder.

                 "MASTER SERVICER ADVANCE DATE" means as to any Payment Date, [12:30 p.m. Pacific time] on the Business Day immediately preceding such Payment Date.

                 "MASTER SERVICING FEE" means as to each Pledged Mortgage and any Payment Date, an amount equal to [one month's] interest at the related Master Servicing Fee Rate on the Stated Principal Balance of such Pledged Mortgage or, in the event of any payment of interest which accompanies a Principal Prepayment in Full made by the Mortgagor, interest at the Master Servicing Fee Rate on the Stated Principal Balance of such Pledged Mortgage for the period covered by such payment of interest, subject to reduction as provided in Section 5(a).

                 "MASTER SERVICING FEE RATE" means with respect to each Pledged Mortgage, ______% per annum.

                 "MAXIMUM RATE" means as to any Pledged Mortgage, the maximum rate set forth on the related Mortgage Note at which interest can accrue on such Pledged Mortgage.

                 "MINIMUM RATE" means as to any Pledged Mortgage, the minimum rate set forth on the related Mortgage Note at which interest can accrue on such Pledged Mortgage.

                 "MOODY'S" means Moody's Investors Service, Inc., or any successor thereto. If Moody's is designated as a Rating Agency in the Indenture, for purposes of Section 8(c) the address for notices to Moody's shall be Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: [Residential

Pass-Through Monitoring], or such other address as Moody's may hereafter furnish to the Issuer and the Master Servicer.

                 "MORTGAGE" means the mortgage, deed of trust or other instrument creating a first lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note.

                 "MORTGAGE DOCUMENTS" mean the mortgage documents listed in
Section 2(a)(i) pertaining to a particular Pledged Mortgage and any additional documents delivered to the Trustee to be added to the Mortgage Documents pursuant to this Agreement.

                 "MORTGAGE NOTE" means the original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Pledged Mortgage.

                 "MORTGAGE RATE" means the annual rate of interest borne by a Mortgage Note from time to time.

                 "MORTGAGED PROPERTY" means the underlying property securing a Pledged Mortgage, which, with respect to a Cooperative Loan, is the related Cooperative Shares and Proprietary Lease.

                 "MORTGAGOR" means the obligor(s) on a Mortgage Note.

                 "NET INTEREST SHORTFALL" means, as to any Payment Date, the amount by which the sum of (i) the amount of interest which would otherwise have been received with respect to any Pledged Mortgage that was the subject of a Relief Act Reduction and (ii) any Prepayment Interest Shortfalls, in each case during the calendar month preceding the month of such Payment Date, exceeds the sum of (i) the Master Servicing Fee for such period and (ii) the Certificate Interest Payment Amount, the Invested Amount Payment and the amounts otherwise payable on such Payment Date to the holder of the Investor Certificate.

                 "NET MORTGAGE RATE" means, as to any Pledged Mortgage and Payment Date, the related Mortgage Rate as of the Due Date in the month preceding the month of such Payment Date reduced by the related Expense Rate.

                 "NONRECOVERABLE ADVANCE" means any portion of an Advance or Servicer Advance previously made or proposed to be made by the Master Servicer or the related Servicer, as the case may be, that, in the good faith judgment of the Master Servicer or such Servicer, will not be ultimately recoverable by the Master Servicer from the related Mortgagor, related Liquidation Proceeds or otherwise.

                 "OFFICER'S CERTIFICATE" means a certificate (i) signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Managing Director, a Vice President (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Master Servicer, or (ii) if provided for in this Agreement, signed by a Servicing Officer, as the case may be, and delivered to the Trustee as required by this Agreement.

                 "OPINION OF COUNSEL" means a written opinion of counsel, who may be counsel for the Master Servicer, including, in-house counsel, reasonably acceptable to the Trustee.

                 "ORIGINAL CLASS B-1 PRINCIPAL AMOUNT" means $____________.

                 "ORIGINAL CLASS B-2 PRINCIPAL AMOUNT" means $_________.

                 "ORIGINAL INVESTED AMOUNT" means $____________.

                 "ORIGINAL PLEDGED MORTGAGE" means the Pledged Mortgage refinanced in connection with the origination of a Refinancing Pledged Mortgage.

                 "ORIGINAL SENIOR CLASS PRINCIPAL AMOUNT" means $______________.

                 "ORIGINAL SUBORDINATION AMOUNT" means the sum of the Original Class B-1 Principal Amount the Original Class B-2 Principal Amount and the Original Invested Amount.

                 "OTS" means the Office of Thrift Supervision.

                 "OUTSTANDING" shall have the meaning ascribed thereto in the Indenture.

                 "OUTSTANDING PLEDGED MORTGAGE" means, as of any Due Date, a Pledged Mortgage with a Stated Principal Balance greater than zero which was not the subject of a Principal Prepayment in Full prior to such Due Date and which did not become a Liquidated Pledged Mortgage prior to such Due Date.

                 "OWNER TRUSTEE" means ________________________, a Delaware banking corporation, not in its individual capacity but solely as Owner Trustee under the Deposit Trust Agreement, until a successor Person shall have become the Owner Trustee pursuant to the applicable provisions of the Deposit Trust Agreement, and thereafter "Owner Trustee" shall mean such successor Person.

                 "PAYMENT DATE" means, with respect to the Bonds and the Investor Certificate, the __th day of each [calendar month] after the initial issuance of the Bonds and the Investor Certificate or, if such __th day is not a Business Day, the next succeeding Business Day, commencing in ________ 199__.

                 ["PERIODIC RATE CAP" means, as to any Pledged Mortgage and any Adjustment Date, the maximum percentage increase or decrease to the related Mortgage Rate on any such Adjustment Date, as specified in the related Mortgage Note.]

                 "PERMITTED INVESTMENTS" means, at the time, any one or more of the following obligations and securities.

                 (i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

                 (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency, or such lower rating which will not result in a change in the rating assigned to the Bonds by each Rating Agency;

                 (iii) commercial paper or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as will not result in a change in the rating assigned to the Bonds by each Rating Agency;

                 (iv) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long-term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody's Investors Service, Inc. ("Moody's") is a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each Rating Agency for such securities, or such lower ratings as will not result in a change in the rating assigned to the Bonds by each Rating Agency;

                 (v) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution by any bank, insurance company or other corporation containing, at the time of issuance of such agreements, such terms and conditions as will not result in a change in the rating then assigned to the Bonds by each Rating Agency;

                 (vi) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in a change in the rating then assigned to the Bonds by each Rating Agency;

                 (vii) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (iv) above;

                 (viii) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody's, such rating shall be the highest commercial paper rating of Moody's for any such securities), or such lower rating as will not result in a change in the rating then assigned to the Bonds by each Rating Agency, as evidenced by a signed writing delivered by each such Rating Agency;

                 (ix) interests in any money market fund which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable rating by each applicable Rating Agency or such lower rating as will not result in a change in the rating then assigned to the Bonds by each Rating Agency;

                 (x) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each applicable Rating Agency in their respective highest applicable rating category or such lower rating as will not result in a change assigned to the Bonds by each Rating Agency; and

                 (xi) such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each applicable Rating Agency as will not result in a change in the rating then assigned to the Bonds by each Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

provided, that no such instrument shall be a Permitted Investment if (i) such instrument evidences the right to receive interest only payments with respect to the obligations underlying such instrument or (ii) such instrument would require the Issuer to register as an investment company under the Investment Company Act of 1940, as amended.

                 "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

                 "PLEDGED MORTGAGE" means such of the mortgage loans granted by the Issuer to the Trustee under the Indenture as security for the Bonds, as from time to time are held as part of the Trust Estate (including any REO Property), the mortgage loans so held being identified in the Schedule of Pledged Mortgages, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property.

                 "POOL STATED PRINCIPAL BALANCE" means, as to any Payment Date, the aggregate of the Stated Principal Balances of the Pledged Mortgages which were Outstanding Pledged Mortgages on the Due Date in the month preceding the month of such Payment Date.

                 "PREPAYMENT INTEREST SHORTFALL" means, as to any Payment Date, Pledged Mortgage and Principal Prepayment, the amount, if any, by which one month's interest at the related Mortgage Rate on such Principal Prepayment exceeds the amount of interest paid in connection with such Principal Prepayment.

                 "PREPAYMENT PERIOD" means, as to any Payment Date, the calendar month preceding the month of such Payment Date.

                 "PRIMARY INSURANCE POLICY" means each policy of primary mortgage guaranty insurance or any replacement policy therefor with respect to any Pledged Mortgage.

                 "PRINCIPAL PREPAYMENT" means any payment of principal by a Mortgagor on a Pledged Mortgage that is received in advance of its scheduled Due Date and is not accompanied by an amount representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment. Partial Principal Prepayments shall be applied by the Master Servicer in accordance with the terms of the related Mortgage Note.

                 "PRINCIPAL PREPAYMENT IN FULL" means any Principal Prepayment made by a Mortgagor of the entire principal balance of a Pledged Mortgage.

                 "PROPRIETARY LEASE" means, with respect to any Cooperative Unit, a lease or occupancy agreement between a Cooperative Corporation and a holder of related Cooperative Shares.

                 "PROSPECTUS SUPPLEMENT" means the Prospectus Supplement dated ____________, 199__ relating to the Bonds.

                 "PUD" means Planned Unit Development.

                 "PURCHASE PRICE" means, with respect to any Pledged Mortgage required to be purchased by the Master Servicer pursuant to Section 2(a)(ii) or 2(d)(iv) or purchased at the option of the Master Servicer pursuant to Section 3(n), an amount equal to the sum of (i) 100% of the unpaid principal balance of the Pledged Mortgage on the date of such purchase, and (ii) accrued interest thereon at the applicable Mortgage Rate (or at the applicable Adjusted Net Mortgage Rate if the purchaser is the Master Servicer) from the date through which interest was last paid by the Mortgagor to the Due Date in the month in which the Purchase Price is to be distributed to Bondholders and the holder of the Investor Certificate.

                 "QUALIFIED INSURER" means a mortgage guaranty insurance company duly qualified as such under the laws of the state of its principal place of business and each state having jurisdiction over such insurer in connection with the insurance policy issued by such insurer, duly authorized and licensed in such states to transact a mortgage guaranty insurance business in such states and to write the insurance provided by the insurance policy issued by it, approved as a FNMA- or FHLMC-approved mortgage insurer or having a claims paying ability rating of at least "AA" or equivalent rating by a nationally recognized statistical rating organization. Any replacement insurer with respect to a Pledged Mortgage must have at least as high a claims paying ability rating as the insurer it replaces had on the Closing Date.

                 "RATING AGENCY" shall mean each of the Rating Agencies specified in the Indenture. If either such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Issuer, notice of which designation shall be given to the Trustee. References herein to a given rating or rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

                 "REALIZED LOSS" means, with respect to each Liquidated Pledged Mortgage, an amount (not less than zero or more than the Stated Principal Balance of the Pledged Mortgage) as of the date of such liquidation, equal to
(i) the Stated Principal Balance of the Liquidated Pledged Mortgage as of the date of such liquidation, plus (ii) interest at the Net Mortgage Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Bondholders up to the Due Date in the month in which Liquidation Proceeds are required to be distributed on the Stated Principal Balance of such Liquidated Pledged Mortgage from time to time, minus (iii) the Liquidation Proceeds, if any, received during the month in which such liquidation occurred, to the extent applied as recoveries of interest at the Adjusted Net Mortgage Rate and to principal of the Liquidated Pledged Mortgage. With respect to each Pledged Mortgage which has become the subject of a Deficient Valuation, if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Pledged Mortgage outstanding immediately prior to such Deficient Valuation and the principal balance of the Pledged Mortgage as reduced by the Deficient Valuation. With respect to each Pledged Mortgage which has become the subject of a Debt Service Reduction and any Payment Date, the amount, if any, by which the principal portion of the related Scheduled Payment has been reduced.

                 "RECOGNITION AGREEMENT" means, with respect to any Cooperative Loan, an agreement between the Cooperative Corporation and the originator of such Pledged Mortgage which establishes the rights of such originator in the Cooperative Property.

                 "REFINANCING PLEDGED MORTGAGE" means any Pledged Mortgage originated in connection with the refinancing of an existing mortgage loan.

                 "RELIEF ACT" means the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

                 "RELIEF ACT REDUCTIONS" means, with respect to any Payment Date and any Pledged Mortgage as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended calendar month as a result of the application of the Relief Act, the amount, if any, by which (i) interest collectible on such Pledged Mortgage for the most recently ended calendar month is less than (ii) interest accrued thereon for such month pursuant to the Mortgage Note.

                 "REO PROPERTY" means a Mortgaged Property acquired by the Trust Estate through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Pledged Mortgage.

                 "REPLACEMENT PLEDGED MORTGAGE" means a Pledged Mortgage substituted by the Master Servicer for a Deleted Pledged Mortgage which must, on the date of such substitution, as confirmed in a Request for Release, substantially in the form of Exhibit C, (i) have a principal balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not more than __% less than, the Stated Principal Balance of the Deleted Pledged Mortgage; (ii) be accruing interest at a rate no lower than and not more than __% per annum higher than, that of the Deleted Pledged Mortgage; (iii) have a Loan-to-Value Ratio no higher than that of the Deleted Pledged Mortgage; (iv) have a Mortgage Rate not lower than, and not more than ___% per annum higher than that of the Deleted Pledged Mortgage;
(v) have a remaining term to maturity no greater than (and not more than _______ less than that of the Deleted Pledged Mortgage; and (vi) comply with each representation and warranty set forth in Section 2(d)(ii).

                 "REQUEST FOR RELEASE" means the Request for Release submitted by the Master Servicer to the Trustee, substantially in the form of Exhibits C and D, as appropriate.

                 "REQUIRED INSURANCE POLICY" means with respect to any Pledged Mortgage, any insurance policy that is required to be maintained from time to time under this Agreement.

                 "SAIF" means the Savings Association Insurance Fund, or any successor thereto.

                 "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill Inc. If S&P is designated as a Rating Agency in the Indenture, for purposes of Section 8(c) the address for notices to S&P shall be Standard & Poor's Ratings Group, 26 Broadway, 15th Floor, New York, New York 10004,
Attention: Mortgage Surveillance Monitoring, or such other address as S&P may hereafter furnish to the Issuer and the Master Servicer.

                 "SCHEDULE OF PLEDGED MORTGAGES" means the schedule attached hereto as Schedule A listing the Pledged Mortgages to be serviced by the Master Servicer pursuant to this Agreement (as from time to time amended by the Master Servicer to reflect the addition of Replacement Pledged Mortgages and the deletion of Deleted Pledged Mortgages pursuant to the provisions of this Agreement and Section 8.04 of the Indenture) pledged to the Trustee as part of the Trust Estate and from time to time subject to this Agreement and the Indenture, setting forth the following information with respect to each Pledged Mortgage:

                   (i)    the loan number;

                  (ii) the Mortgagor's name and the street address of the Mortgaged Property, including the zip code;

                 (iii)    the maturity date;

                  (iv)    the original principal balance;

                   (v)    the Cut-off Date Principal Balance;

                  (vi)    the first payment date of the Pledged Mortgage;

                 (vii)    the Scheduled Payment in effect as of the Cut-off
         Date;

                (viii)    the Loan-to-Value Ratio at origination;

                  (ix) a code indicating whether the residential dwelling at the time of origination was represented to be owner-occupied;

                   (x) a code indicating whether the residential dwelling is either (a) a detached single family dwelling, (b) a dwelling in a PUD,
         (c) a condominium unit, (d) a two- to four-unit residential property or (e) a Cooperative Unit;

                  (xi)    the Mortgage Rate in effect as of the Cut-off Date;

                 (xii)    the Master Servicing Fee Rate;

                (xiii)    the Maximum Rate and the Minimum Rate;

                 (xiv)    the Periodic Rate Cap;

                  (xv)    the Adjustment Date;

                 (xvi)    the Margin;

                (xvii)    the purpose for the Pledged Mortgage; and

               (xviii)    the type of documentation program pursuant to which
         the Pledged Mortgage was originated.

Such schedule shall also set forth (a) the total of the amounts described under
(v) and (vii) above and (b) the weighted average, weighted on the basis of the Cut-off Date Principal Balance, of the amounts described under (xi) and (xii) above, in each case for all of the Pledged Mortgages.

                 "SCHEDULED PAYMENT" means the scheduled [monthly payment] on a Pledged Mortgage due on any Due Date allocable to principal and/or interest on such Pledged Mortgage which, unless otherwise specified herein, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Pledged Mortgage.

                 "SECURITY AGREEMENT" means with respect to any Cooperative Loan, the agreement between the owner of the related Cooperative Shares and the originator of the related Mortgage Note, which defines the terms of the security interest in such Cooperative Shares and the related Proprietary Lease.

                 "SENIOR BOND INTEREST RATE" means, with respect to any Interest Accrual Period, the annual rate at which interest accrues on the Senior Bonds as specified in such Bonds in Section 2.03(c) of the Indenture.

                 "SENIOR BONDS" means the Class A-1 Bonds.

                 "SENIOR CLASS PRINCIPAL AMOUNT" means, as of any Payment Date, the Original Senior Class Principal Amount reduced by all amounts previously distributed to Holders of the Senior Bonds as payments of principal.

                 "SENIOR INTEREST PAYMENT AMOUNT" means, as to any Payment Date, the sum of (i) [one month's] interest accrued during the related Interest Accrual Period at the Senior Bond Interest Rate on the Senior Class Principal Amount, subject to reduction pursuant to Section 5 and (ii) the sum of the amounts, if any, by which the amounts described in clause (i) above on each prior Payment Date exceeded the amount actually distributed as interest on such prior Payment Dates and not subsequently distributed.

                 "SENIOR PERCENTAGE" means, as to any Payment Date, the percentage equivalent of a fraction the numerator of which is the Senior Class Principal Amount immediately prior to such date and the denominator of which is the sum of (i) the Senior Class Principal Amount, (ii) the Class B-1 Principal Amount (iii) the Class B-2 Principal Amount and (iv) the Invested Amount, in each case immediately prior to such date.

                 "SENIOR PRINCIPAL PAYMENT AMOUNT" means, as to any Payment Date, the Senior Percentage of the sum of (a) the principal portion of each Scheduled Payment due on each Pledged Mortgage [on the related Due Date], (b) the principal portion of the purchase price of each Pledged Mortgage that was purchased by Redwood Trust or another Person pursuant to the Mortgage Loan Purchase Agreement [or any optional purchase by the Master Servicer of a defaulted Pledged Mortgage] as of such Payment Date, (c) the Substitution Adjustment Amount in connection with any Deleted Pledged Mortgages received with respect to such Payment Date (d) any Insurance Proceeds or Liquidation Proceeds allocable to recoveries of principal of Pledged Mortgages that are not yet Liquidated Pledged Mortgages received during the [calendar month] preceding the month of such Payment Date, (e) with respect to any Pledged Mortgages that became a Liquidated Pledged Mortgages during the [calendar month] preceding the month of such Payment Date, the Stated Principal Balance of such Pledged Mortgage and (f) all partial and full principal prepayments by borrowers received during the related Prepayment Period.

                 "SEQUOIA" means Sequoia Mortgage Funding Corporation, a Delaware corporation, and its successors and assigns.

                 "SERVICER" means any person with which the Master Servicer has entered into a Servicing Agreement for the servicing of all or a portion of the Pledged Mortgages pursuant to Section 3(b).

                 "SERVICER ADVANCE" means the meaning ascribed to such term in
Section 3(h)(iv).

                 "SERVICING ACCOUNT" means the separate Eligible Account or Accounts created and maintained pursuant to Section 3(h)(ii).

                 "SERVICING ADVANCES" means all customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the Master Servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any expenses reimbursable to the Master Servicer pursuant to
Section 3(n) and any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) compliance with the obligations under Section 3(l).

                 "SERVICING AGREEMENT" means any agreement between the Master Servicer and the related Servicer relating to servicing and/or administration of certain Pledged Mortgages as provided in Section 3(b).

                 "SERVICING DEFAULT" means a servicing default as described under Section 7(a) of this Agreement.

                 "SERVICING FEE" means, as to each Pledged Mortgage and any Payment Date, an amount equal to one month's interest at the applicable Servicing Fee Rate on the Stated Principal Balance of such Pledged Mortgage.

                 "SERVICING FEE RATE" means, with respect to any Pledged Mortgage, the per annum rate set forth in the Schedule of Pledged Mortgages for such Pledged Mortgage.

                 "SERVICING OFFICER" means any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Pledged Mortgage whose name and facsimile signature appear on a list of servicing officers furnished to the

Trustee by the Master Servicer on the Closing Date pursuant to this Agreement, as such list may from time to time be amended.

                 "STATED PRINCIPAL BALANCE" means, as to any Pledged Mortgage and Due Date, the unpaid principal balance of such Pledged Mortgage as of such Due Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous partial Principal Prepayments and Liquidation Proceeds allocable to principal (other than with respect to any Liquidated Pledged Mortgage) and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor.

                 "SUBORDINATED BONDS" means the Class B-1 Bonds and the Class B-2 Bonds.

                 "SUBSTITUTION ADJUSTMENT AMOUNT" has the meaning ascribed to such term pursuant to Section 2(d)(iv).

                 "TRUST ESTATE" shall have the meaning ascribed to such term in the Indenture.

                 "TRUSTEE FEE" means, as to any Payment Date, the fee payable to the Trustee pursuant to Section 6.07(1) of the Indenture, in an amount equal to one-twelfth of the Trustee Fee Rate multiplied by the Pool Stated Principal Balance with respect to such Payment Date.

                 "TRUSTEE FEE RATE" means, with respect to each Pledged Mortgage, the per annum rate agreed upon in writing on or prior to the Closing Date by the Trustee and the Issuer.

                 "TRUSTEE MORTGAGE FILE" means, with respect to each Pledged Mortgage, the original documents and instruments relating thereto to be retained in the custody and possession of the Trustee, as set forth and enumerated in Section 2(a) of this Agreement.

                 "WITHDRAWAL DATE" means the __th day of each month, or if such day is not a Business Day, the next preceding Business Day.

                 2.  Mortgage Documents.

                 (a)  Trustee to Retain Possession of Documents.

                          (i)  Concurrently with the execution and delivery
hereof, the Issuer has pledged, transferred and assigned to the Trustee for the benefit of the Bondholders, as collateral for the payment of principal and interest on the Bonds, all right, title and interest of the Issuer in and to the Trust Estate for the Bonds, including the Pledged Mortgages. Prior to or contemporaneous with the execution of this Agreement, or within the applicable time periods specified below, the Issuer shall have delivered or caused to be delivered to the Trustee, or its custodian, with respect to each Pledged Mortgage all originals of the Mortgage Documents and any other instruments relating thereto specified below, which shall be referred to in this Agreement as the "Trustee Mortgage File" relating to such Pledged Mortgage:

                 (A) the original Mortgage Note, endorsed by manual or facsimile signature in blank in the following form: "Pay to the order of ________________________________ without recourse", with all intervening endorsements showing a complete chain of endorsement from the originator to the Person endorsing it to the Trustee (each such endorsement being sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note);

                 (B) except as provided below, the original recorded Mortgage or a copy of such Mortgage certified by the Master Servicer as being a true and complete copy of the Mortgage;

                 (C) a duly executed assignment of the Mortgage (which may be included in a blanket assignment or assignments), together with, except as provided below, all interim recorded assignments of such mortgage (each such assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates); provided that, if the related Mortgage has not been returned from the applicable public recording office, such assignment of the Mortgage may exclude the information to be provided by the recording office;

                 (D) the original or copies of each assumption, modification, written assurance or substitution agreement, if any;

                 (E) except as provided below, the original or duplicate original lender's title policy and all riders thereto; and

                 (F) In the case of a Cooperative Loan, the originals of the following documents or instruments:

                 (a) The Cooperative Shares, together with a stock power in blank;

                 (b)      The executed Security Agreement;

                 (c)      The executed Proprietary Lease;

                 (d)      The executed Recognition Agreement;

                 (e)      The executed assignment of Recognition Agreement;

                 (f) The executed UCC-1 financing statement with evidence of recording thereon which have been filed in all places required to perfect the Trustee's and the Bondholder's interest in the Cooperative Shares and the Proprietary Lease; and

                 (g) Executed UCC-3 financing statements or other appropriate UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for recordation).

                 In the event that in connection with any Pledged Mortgage the Issuer cannot deliver (i) the original recorded Mortgage, (ii) all interim recorded assignments or (iii) the lender's title policy (together with all riders thereto) satisfying the requirements of clause (B), (C) or (E) above, respectively, concurrently with the execution and delivery hereof because such document or documents have not been returned from the applicable public recording office in the case of clause (B) or (C) above, or because the title policy has not been delivered to either the Master Servicer or the Issuer by the applicable title insurer in the case of clause (E) above, the Issuer shall promptly deliver to the Trustee, in the case of clause (B) or (C) above, such original Mortgage or such interim assignment, as the case may be, with evidence of recording indicated thereon upon receipt thereof from the public recording office, or a copy thereof, certified, if appropriate, by the relevant recording office, but in no event shall any such delivery of the original Pledged Mortgage and each such interim assignment or a copy thereof, certified, if appropriate, by the relevant recording office, be made later than one year following the Closing Date, or, in the case of clause
(E) above, later than 120 days following the Closing Date; provided, however, that in the event the Issuer is unable to deliver by such date each Mortgage and each such interim assignment by reason of the fact that any such documents have not been returned by the appropriate recording office, or, in the case of each such interim assignment, because the related Mortgage has not been returned by the appropriate recording office, the Issuer shall deliver such documents to the Trustee as promptly as possible upon receipt thereof and, in any event, within ___ days following the Closing Date. The Issuer shall forward or cause to be forwarded to the Trustee (a) from time to time additional original documents evidencing an assumption or modification of a Pledged Mortgage and (b) any other documents required to be delivered by the Issuer or the Master Servicer to the Trustee. In the event that the original Mortgage is not delivered and in connection with the payment in full of the related Pledged Mortgage the public recording office requires the presentation of a "lost instruments affidavit and indemnity" or any equivalent document, because only a copy of the Mortgage can be delivered with the instrument of satisfaction or reconveyance, the Master Servicer shall execute and deliver or cause to be executed and delivered such a document to the public recording office. In the case where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, the Issuer shall deliver to the Trustee a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage.

                 As promptly as practicable subsequent to such pledge, transfer and assignment, and in any event within thirty (30) days thereafter, the Master Servicer shall (i) affix the Trustee's name to each assignment of Mortgage, as the assignee thereof, (ii) cause such assignment to be in proper form for recording in the appropriate public office for real property records within thirty (30) days after receipt thereof and (iii) cause to be delivered for recording in the appropriate public office for real property records the assignments of the Mortgages to the Trustee, except that, with respect to any assignment of a Mortgage as to which the Master Servicer has not received the information required to prepare such assignment in recordable form, the Master Servicer's obligation to do so and to deliver the same for such recording shall be as soon as practicable after receipt of such information and in any event within thirty (30) days after the receipt thereof, and the Master Servicer need not cause to be recorded any assignment which relates to a Pledged Mortgage (a) the Mortgaged Property and Trustee Mortgage File relating to which are located in California or (b) in any other jurisdiction under the laws of which, as evidenced by an Opinion of Counsel delivered by the Issuer (at the Issuer's expense) to the Trustee in accordance with Section 3.11 of the Indenture, the recordation of such assignment is not necessary to protect the Trustee's and the Bondholders' interest in the related Pledged Mortgage.

                 In the case of Pledged Mortgages that have been prepaid in full as of the Closing Date, the Issuer, in lieu of delivering the above documents to the Trustee, will deposit in the Bond Account the portion of such payment that is required to be deposited in the Bond Account pursuant to
Section 3(h).

                 Until the Bonds have been paid in full and the Issuer has otherwise fulfilled its obligations under the Indenture, the Trustee shall retain possession and custody of each Trustee Mortgage File in accordance with and subject to the terms and conditions set forth in the Indenture and this Agreement.

                 (ii) The Trustee acknowledges receipt of the documents identified in the Initial Certification in the form annexed hereto as Exhibit A and declares that it holds and will hold such documents and the other documents delivered to it constituting the Trustee Mortgage Files, and that it holds or will hold such other assets as are included in the Trust Estate, in trust for the exclusive use and benefit of all present and future Bondholders. The Trustee acknowledges that it will maintain possession of the Mortgage Notes in the State of _______________, unless otherwise permitted by the Rating Agencies.

                 The Trustee agrees to execute and deliver on the Closing Date to the Issuer and the Master Servicer an Initial Certification in the form annexed hereto as Exhibit A. Based on its review and examination required by and in accordance with Sections 6.16 and 8.04 of the Indenture, and only as to the documents identified in such Initial Certification, the Trustee acknowledges that such documents appear regular on their face and relate to such Pledged Mortgage; provided that the Trustee shall be under no obligation to ascertain that, except the information set forth in items (i) through (iv) and (vi) of the Schedule of Pledged Mortgages, any information set forth in said schedule is accurate. The Trustee shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded in the real estate records or that they are other than what they purport to be on their face.

                 Not later than 90 days after the Closing Date, the Trustee shall deliver to the Issuer and the Master Servicer a Final Certification in the form annexed hereto as Exhibit B, with any applicable exceptions noted thereon.

                 If, in the course of such review, the Trustee finds any document constituting a part of a Trustee Mortgage File which does not meet the requirements of Section 2(a)(i), the Trustee shall list such as an exception in the Final Certification; provided, however, that the Trustee shall not make any determination as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note or (ii) that any assignment is in recordable form or is sufficient to effect the assignment of and transfer to the assignee thereof under the mortgage to which the assignment relates. The Master Servicer shall promptly correct or cure such defect within 90 days from the date it was so notified of such defect and, if the Master Servicer does not correct or cure such defect within such period, the Master Servicer shall either (a) substitute for the related Pledged Mortgage a Replacement Pledged

Mortgage, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2(d)(iv), or (b) purchase such Pledged Mortgage from the Trustee within 90 days from the date the Master Servicer was notified of such defect in writing at the Purchase Price of such Pledged Mortgage. Any such substitution pursuant to (a) above shall not be effected prior to the delivery to the Trustee of a Request for Release substantially in the form of Exhibit D. No substitution is permitted to be made in any calendar month after the Determination Date for such month. The Purchase Price for any such Pledged Mortgage shall be deposited by the Master Servicer in the Bond Account on or prior to the Distribution Account Report Date in the month following the month of purchase and, upon receipt of such deposit and certification with respect thereto in the form of Exhibit D hereto, the Trustee shall release the related Trustee Mortgage File to the Master Servicer and shall execute and deliver at the Master Servicer's request such instruments of transfer or assignment prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Master Servicer, or a designee, the Trustee's interest in any Pledged Mortgage released pursuant hereto.

                 The Trustee shall retain possession and custody of each Trustee Mortgage File in accordance with and subject to the terms and conditions set forth herein. The Master Servicer shall promptly deliver to the Trustee, upon the execution or receipt thereof, the originals of such other documents or instruments constituting the Trustee Mortgage File as come into the possession of the Master Servicer from time to time.

                 It is understood and agreed that the obligation of the Master Servicer to substitute for or to purchase any Pledged Mortgage which does not meet the requirements of Section 2(a)(i) shall constitute the sole remedy respecting such defect available to the Trustee and any Bondholder against the Master Servicer.

                 (b)      Trustee to Cooperate; Release of Trustee Mortgage
Files.

                 Upon the payment in full of any Pledged Mortgage, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer will immediately notify the Trustee by delivering, or causing to be delivered, a "Request for Release" substantially in the form of Exhibit D, all in accordance with Section 8.08(c) of the Indenture. Upon receipt of such request, the Trustee shall promptly release the related Trustee Mortgage File to the Master Servicer, and the Trustee shall at the Master Servicer's direction execute and deliver to the Master Servicer the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage in each case provided by the Master Servicer, together with the Mortgage Note with written evidence of cancellation thereon, all in accordance with Section 8.08(c) of the Indenture. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Mortgagor. From time to time and as shall be appropriate for the servicing or foreclosure of any Pledged Mortgage, including for such purpose collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Trustee Mortgage File, the Trustee shall, upon delivery to the Trustee in accordance with Section 8.08(c) of the Indenture of a Request for Release in the form of Exhibit C signed by a Servicing Officer, release the Trustee Mortgage File to the Master Servicer or, at the Master Servicer's direction, to the related Servicer. Subject to the further limitations set forth below, the Master Servicer shall cause the Trustee Mortgage File or documents so released to be returned to the Trustee when the need therefor by the Master Servicer no longer exists, unless the Pledged Mortgage is liquidated and the proceeds thereof are deposited in the Bond Account, in which case the Master Servicer shall deliver to the Trustee a Request for Release in the form of Exhibit D, signed by a Servicing Officer.

                 If the Master Servicer at any time seeks to initiate a foreclosure proceeding in respect of any Mortgaged Property as authorized by this Agreement, the Master Servicer shall deliver or cause to be delivered to the Trustee, for signature, as appropriate, any court pleadings, requests for trustee's sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity.

                 (c) Documents, Records and Funds in Possession of Master Servicer to be Held for Trustee.

                          (i)  Notwithstanding any other provisions of this
Agreement, the Master Servicer shall deliver to the Trustee as required by this Agreement and the Indenture all documents and instruments relating to the Pledged Mortgages coming into the possession of the Master Servicer from time to time and shall account fully to the Trustee for any funds received by the Master Servicer or which otherwise are collected by the Master Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Pledged Mortgage. All Trustee Mortgage Files, including without limitation the Mortgage Documents contained therein, funds collected or held by, or under the control of, the Master Servicer from time to time in respect of any Pledged Mortgages, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, including but not limited to any funds on deposit in any Eligible Account and any other items constituting a part of the Trust Estate which from time to time come into the possession of the Master Servicer, shall be held by the Master Servicer for and on behalf of the Trustee and the Bondholders as specified in Section 8.10 of the Indenture, and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement and the Indenture. The Master Servicer also agrees that it shall not create, incur or subject any Trustee Mortgage File, Mortgage Documents or other documents relating to a Pledged Mortgage which are in the possession of the Master Servicer with respect to each Pledged Mortgage (each a "Master Servicer Mortgage File") or any funds that are deposited in the Distribution Account, the Bond Account, any Eligible Account, Servicing Account or Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Bondholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of set-off against any Master Servicer Mortgage File or Trustee Mortgage File or any funds collected or held by, or under the control of, the Master Servicer from time to time in respect of a Pledged

Mortgage; provided, however, that the Master Servicer shall be entitled to set-off against and deduct from any such funds any amounts that are properly due and payable to the Master Servicer under this Agreement.

                     (ii) The Master Servicer hereby acknowledges that concurrently with the execution of this Agreement, the Trustee has acquired and holds a security interest in the Trustee Mortgage Files and in all Pledged Mortgages represented by such Master Servicer Mortgage Files and Trustee Mortgage Files and in all funds now or hereafter held by, or under the control of, the Master Servicer that are collected by the Master Servicer in connection with the Pledged Mortgages, whether as Scheduled Payments, as Principal Prepayments, or as Liquidation Proceeds or Insurance Proceeds, and in all proceeds of the foregoing and proceeds of proceeds (but excluding any Master Servicing Fees, [Servicing Fees], Trustee Fees and any other amounts or reimbursements to which the Master Servicer is entitled under this Agreement). The Master Servicer agrees that so long as the Pledged Mortgages are assigned to the Trustee, all Master Servicer Mortgage Files and Trustee Mortgage Files (and any documents or instruments constituting a part of such files), and such funds which come into the possession or custody of, or which are subject to the control of, the Master Servicer shall be held by the Master Servicer for and on behalf of the Trustee as the Trustee's agent and bailee for purposes of perfecting the Trustee's security interest therein, as provided by Section 9-305 of the Uniform Commercial Code of the state in which such property is located, or by other laws, as specified in Section 8.10 of the Indenture. The Master Servicer hereby accepts such agency and acknowledges that the Trustee, as secured party, will be deemed to have possession at all times of all Master Servicer Mortgage Files, Trustee Mortgage Files and any other documents or instruments constituting a part of such files, such funds and other items for purposes of Section 9-305 of the Uniform Commercial Code of the state in which such property is held by the Master Servicer.

                 (d) Representations, Warranties and Covenants of the Issuer and the Master Servicer.

                 (i)      ________________________, in its capacity as Master
Servicer, hereby makes the representations and warranties set forth in Schedule II hereto, and by this reference incorporated herein, to the Issuer and the Trustee, as of the Closing Date, or if so specified therein, as of the Cut-off Date.

             (ii)         _______________________, in its capacity as Master
Servicer, hereby makes the representations and warranties set forth in Schedule III hereto, and by this reference incorporated herein, to the Issuer and the Trustee, as of the Closing Date, or if so specified therein, as of the Cut-off Date.

            (iii) The Issuer hereby makes the representations and warranties set forth in Schedule IV hereto, and by this reference incorporated herein, to the Trustee and the Master Servicer, as of the Closing Date.

             (iv) Upon discovery by any of the parties hereto of a breach of a representation or warranty made pursuant to Section 2(d)(ii) that materially and adversely affects the interests of the Bondholders in any Pledged Mortgage, the party discovering such breach shall give prompt notice thereof to the other parties. The Master Servicer hereby covenants that within 90 days of the earlier of its discovery or its receipt of written notice from any party of a breach of any representation or warranty made pursuant to
Section 2(d)(ii) which materially and adversely affects the interests of the Bondholders, in any Pledged Mortgage, it shall cure such breach in all material respects, and if such breach is not so cured, shall, (i) remove such Pledged Mortgage (a "Deleted Pledged Mortgage") from the Trust Estate and substitute in its place a Replacement Pledged Mortgage, in the manner and subject to the conditions set forth in this Section 2(d); or (ii) purchase the affected Pledged Mortgage or Pledged Mortgages from the Trustee at the Purchase Price in the manner set forth below; provided, however, that any such substitution pursuant to (i) above shall not be effected prior to the delivery to the Trustee of a Request for Release substantially in the form of Exhibit D, and the Trustee Mortgage File for any such Replacement Pledged Mortgage. The Issuer shall promptly reimburse the Master Servicer and the Trustee for any expenses reasonably incurred by the Master Servicer or the Trustee in respect of enforcing the remedies for such breach. With respect to the representations and warranties described in this Section 2(d) which are made to the best of the Issuer's knowledge, if it is discovered by either the Issuer or the

Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the interests of the Bondholders therein, notwithstanding the Issuer's lack of knowledge with respect to the substance of such representation or warranty, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

                 With respect to any Replacement Pledged Mortgage or Mortgages, the Issuer shall deliver to the Trustee for the benefit of the Bondholders the Mortgage Note, the Mortgage, the related assignment of the Mortgage, and such other documents and agreements as are required by Section 2(a), with the Mortgage Note endorsed and the Mortgage assigned as required by Section 2(a). No substitution is permitted to be made in any calendar month after the Determination Date for such month. Scheduled Payments due with respect to Replacement Pledged Mortgages in the month of substitution shall not be part of the Trust Estate and will be retained by the Master Servicer on the next succeeding Payment Date. For the month of substitution, Available Funds will include the monthly payment due on any Deleted Pledged Mortgage for such month and thereafter the Master Servicer shall be entitled to retain all amounts received in respect of such Deleted Pledged Mortgage.

                 The Master Servicer shall amend the Schedule of Pledged Mortgages for the benefit of the Bondholders to reflect the removal of such Deleted Pledged Mortgage or Mortgages and the substitution of the Replacement Pledged Mortgage or Mortgages and the Master Servicer shall deliver the amended Schedule of Pledged Mortgages to the Trustee. Upon such substitution, the Replacement Pledged Mortgage or Mortgages shall be subject to the terms of this Agreement in all respects, and the Master Servicer shall be deemed to have made with respect to such Replacement Pledged Mortgage or Mortgages, as of the date of substitution, the representations and warranties made pursuant to Section 2(d)(ii) with respect to such Pledged Mortgage or Mortgages. Upon any such substitution and the deposit to the Bond Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph, the Trustee shall release the Trustee Mortgage File held for the benefit of the Bondholders relating to such Deleted Pledged Mortgage or Mortgages to the Master Servicer and shall execute and deliver at the Master Servicer's direction such instruments of transfer or assignment prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest title in the Master Servicer, or its designee, the Trustee's interest in any Deleted Pledged Mortgage or Mortgages substituted for pursuant to this Section 2(d).

                 For any month in which the Master Servicer substitutes one or more Replacement Pledged Mortgages for one or more Deleted Pledged Mortgages, the Master Servicer will determine the amount (if any) by which the aggregate principal balance of all such Replacement Pledged Mortgages as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Pledged Mortgages (after application of the scheduled principal portion of the monthly payments due in the month of substitution). The amount of such shortage (the "Substitution Adjustment Amount") shall be deposited into the Bond Account by the Master Servicer on or before the Distribution Account Deposit Date for the Payment Date in the month succeeding the calendar month during which the related Pledged Mortgage became required to be purchased or replaced hereunder.

                 In the event that the Master Servicer shall have purchased a Pledged Mortgage, the Purchase Price therefor shall be deposited in the Bond Account pursuant to Section 3(h) and in compliance with the provisions of
Section 8.04 of the Indenture on or before the Distribution Account Deposit Date for the Payment Date in the month following the month during which the Master Servicer became obligated hereunder to purchase or replace such Pledged Mortgage and upon such deposit of the Purchase Price and receipt of a Request for Release in the form of Exhibit D hereto, the Trustee shall release the related Trustee Mortgage File held for the benefit of the Bondholders to such Person, and the Trustee shall execute and deliver at such Person's direction such instruments of transfer or assignment prepared by such Person, in each case without recourse, as shall be necessary to transfer title from the Trustee pursuant to Sections 8.08(c) and 8.12 of the Indenture. It is understood and agreed that the obligation under this Agreement of any Person to cure, purchase or replace any Pledged Mortgage as to which a breach has occurred and is continuing shall constitute the sole remedy against such Persons respecting such breach available to Bondholders or the Trustee on their behalf.

                 The representations and warranties made pursuant to this
Section 2(d) shall survive delivery of the respective Trustee Mortgage Files to the Trustee for the benefit of the Bondholders.

                 (e)      Covenants of the Master Servicer.

                 The Master Servicer hereby covenants to the Issuer and the Trustee as follows:

                          (i) the Master Servicer shall comply in the performance of its obligations under this Agreement with all reasonable rules and requirements of the insurer under each Required Insurance Policy; and

                          (ii) no written information, certificate of an officer, statement furnished in writing or written report delivered to the Issuer, any affiliate of the Issuer or the Trustee and prepared by the Master Servicer pursuant to this Agreement will contain any untrue statement of a material fact or omit to state a material fact necessary to make such information, certificate, statement or report not misleading.


                 3.  General Duties of the Master Servicer.

                 The parties agree that, subject to the provisions of Section 7 hereof, the Master Servicer shall service the Pledged Mortgages in the manner and on the terms and conditions set forth below:

                 (a)      Master Servicer to Service Pledged Mortgages.

                          For and on behalf of the Issuer, the Trustee and the
Bondholders, the Master Servicer shall service and administer the Pledged Mortgages in accordance with the terms of this Agreement and customary and usual standards of practice of prudent mortgage loan servicers. In connection with such servicing and administration, the Master Servicer shall have full power and authority, acting alone and/or through Servicers as provided in
Section 3(b), to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration, including but not limited to, the power and authority, subject to the terms hereof, (i) to execute and deliver, on behalf of the Bondholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement), (iii) to collect any Insurance Proceeds and other Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Pledged Mortgage; provided that the Master Servicer shall not take, or permit any Servicer to take, any action that is inconsistent with or prejudices the interests of the Trustee or the Bondholders in any Pledged Mortgage or the rights and interests of the Issuer, the Trustee and the Bondholders under this Agreement. The Master Servicer shall represent and protect the interests of the Trustee in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Pledged Mortgage. Without limiting the generality of the foregoing, the Master Servicer, in its own name or in the name of any Servicer or the Issuer and the Trustee, is hereby authorized and empowered by the Issuer and the Trustee, when the Master Servicer or the Servicer, as the case may be, believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Issuer, the Bondholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Pledged Mortgages and with respect to the Mortgaged Properties held for the benefit of the Trustee and the Bondholders. The Master Servicer shall prepare and deliver to the Issuer and/or the Trustee such documents requiring execution and delivery by either or both of them as are necessary or appropriate to enable the Master Servicer to service and administer the Pledged Mortgages to the extent that the Master Servicer is not permitted to execute and deliver such documents pursuant to the preceding sentence. Upon receipt of such documents, the Issuer and/or the Trustee shall execute such documents and deliver them to the Master Servicer.

                 In accordance with the standards of the preceding paragraph, the Master Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties, which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3(i), and further as provided in Section 3(k). The costs incurred by the Master Servicer, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating payments to the Bondholders, be added to the Stated Principal Balances of the related Pledged Mortgages, notwithstanding that the terms of such Pledged Mortgages so permit.

                 [(b)     Subservicing; Enforcement of the Obligations of
Servicers.

                          (i)     The Master Servicer may arrange for the
servicing of any Pledged Mortgage by a Servicer pursuant to a Servicing Agreement; provided, however, that such servicing arrangement and the terms of the related Servicing Agreement must provide for the servicing of such Pledged Mortgages in a manner consistent with the servicing arrangements contemplated hereunder. Each Servicer of a Pledged Mortgage shall be entitled to receive and retain, as provided in the related Servicing Agreement and in Section 5(a), the related Servicing Fee from payments of interest received on such Pledged Mortgage after payment of all amounts required to be remitted to the Master Servicer in respect of such Pledged Mortgage. Unless the context otherwise requires, references in this Agreement to actions taken or to be taken by the Master Servicer in servicing the Pledged Mortgages include actions taken or to be taken by a Servicer on behalf of the Master Servicer. With the approval of the Master Servicer, a Servicer may delegate its servicing obligations to third-party servicers, but such Servicer will remain obligated under the related Servicing Agreement. The Master Servicer and Servicer may enter into amendments to the related Servicing Agreement or a different form of Servicing Agreement; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement in a manner which would materially and adversely affect the interests of the Trustee and the Bondholders.

                          (ii)    For purposes of this Agreement, the Master
Servicer shall be deemed to have received any collections, recoveries or payments with respect to the Pledged Mortgages that are received by a Servicer regardless of whether such payments are remitted by the Servicer to the Master Servicer.

                          (iii)   As part of its servicing activities
hereunder, the Master Servicer, for the benefit of the Trustee and the Bondholders, shall use its best reasonable efforts to enforce the obligations of each Servicer under the related Servicing Agreement, to the extent that the non-performance of any such obligation would have material and adverse effect on a Pledged Mortgage. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Servicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Pledged Mortgages. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Pledged Mortgage or (ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed.

                 (c)      Successor Servicers.

                          The Master Servicer shall be entitled to terminate
any Servicing Agreement that may exist in accordance with the terms and conditions of such Servicing Agreement and without any limitation by virtue of this Agreement; provided, however, that in the event of termination of any Servicing Agreement by the Master Servicer or the Servicer, the Master Servicer shall either act as servicer of the related Pledged Mortgage or enter into a Servicing Agreement with a successor Servicer which will be bound by the terms of the related Servicing Agreement. If the Master Servicer or any affiliate of the Master Servicer acts as servicer, it will not assume liability for the representations and warranties of the Servicer which it replaces. If the Master Servicer enters into a Servicing Agreement with a successor Servicer, the Master Servicer shall use reasonable efforts to have the successor Servicer assume liability for the representations and warranties made by the terminated Servicer in respect of the related Pledged Mortgages and, in the event of any such assumption by the successor Servicer, the Master Servicer may, in the exercise of its business judgment, release the terminated Servicer from liability for such representations and warranties.

                 (d)      Liability of the Master Servicer.

                          Notwithstanding any Servicing Agreement, any of the
provisions of this Agreement relating to agreements or arrangements between the Master Servicer or a Servicer or references to actions taken through a Servicer or otherwise, the Master Servicer shall remain obligated and liable to the Trustee and Bondholders for the servicing and administering of the Pledged Mortgages in accordance with the provisions of Section 3(a) without diminution of such obligation or liability by virtue of such Servicing Agreements or arrangements or by virtue of indemnification from the Servicer and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Pledged Mortgages. The Master Servicer shall be entitled to enter into any agreement with a Servicer for indemnification of the Master Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

                 (e) No Contractual Relationship Between Servicers and the Trustee.

                          Any Servicing Agreement that may be entered into and
any other transactions or services relating to the Pledged Mortgages involving a Servicer in its capacity as such and not as an originator shall be deemed to be between the Servicer and the Master Servicer alone and the Trustee and Bondholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Servicer in its capacity as such except as set forth in Section 3(g).

                 (f) Rights of the Issuer and the Trustee in Respect of the Master Servicer.

                          The Issuer may, but is not obligated to, enforce the
obligations of the Master Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer hereunder and in connection with any such defaulted obligation to exercise the related rights of the Master Servicer hereunder; provided that the Master Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Issuer or its designee. Neither the Trustee nor the Issuer shall have any responsibility or liability for any action or failure to act by the Master Servicer nor shall the Trustee or the Issuer be obligated to supervise the performance of the Master Servicer hereunder or otherwise.

                 (g)      Trustee to Act as Master Servicer.

                          In the event that the Master Servicer shall for any
reason no longer be the Master Servicer hereunder (including by reason of a Servicing Default), the Trustee or its successor shall thereupon assume all of the rights and obligations of the Master Servicer hereunder arising thereafter, except that the Trustee shall not be (i) liable for losses of the Master Servicer pursuant to Section 3(l) or any acts or omissions of the predecessor Master Servicer hereunder, (ii) obligated to make Advances if it is prohibited from doing so by applicable law, (iii) obligated to effectuate purchases or substitutions of Pledged Mortgages hereunder, including but not limited to purchases or substitutions pursuant to Section 2(a)(ii) or 2(d)(iv), (iv) responsible for expenses of the Master Servicer pursuant to Section 2(d)(iv) or
(v) deemed to have made any representations and warranties of the Master Servicer hereunder. Any such assumption shall be subject to Section 7(b). If the Master Servicer shall for any reason no longer be the Master Servicer (including by reason of any Servicing Default), the Trustee or its successor shall succeed to any rights of the Master Servicer under each Servicing Agreement and any obligations of the Master Servicer under each Servicing Agreement arising thereafter. The Trustee or the successor Master Servicer shall be deemed to have assumed all of the Master Servicer's interest therein and to have replaced the Master Servicer as a party to any Servicing Agreement entered into by the Master Servicer as contemplated by Section 3(b) to the same extent as if such Servicing Agreement had been assigned to the assuming party except that the Master Servicer shall not be relieved of any liability or obligations under any such Servicing Agreement.

                 The Master Servicer shall, upon request of the Trustee, but at the expense of the Master Servicer, deliver to the assuming party all documents and records relating to each Servicing

Agreement or substitute servicing agreement and the Pledged Mortgages then being serviced thereunder and an accounting of amounts collected or held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the substitute Servicing Agreement to the assuming party.

                 (h) Collection of Pledged Mortgage Payments; Eligible Accounts; Servicing Accounts; Bond Account.

                          (i)  The Master Servicer shall make reasonable
efforts in accordance with the customary and usual standards of practice of prudent mortgage servicers to collect all payments called for under the terms and provisions of the Pledged Mortgages to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Required Insurance Policy. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Pledged Mortgage and (ii) extend the due dates for payments due on a Mortgage Note for a period not greater than 120 days; provided, however, that the Master Servicer cannot extend the maturity of any such Pledged Mortgage past the date on which the final payment is due on the latest maturing Pledged Mortgage as of the Cut-off Date. In the event of any such arrangement, the Master Servicer shall make Advances on the related Pledged Mortgage in accordance with the provisions of Section 4 during the scheduled period in accordance with the amortization schedule of such Pledged Mortgage without modification thereof by reason of such arrangements. The Master Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

                     (ii) In those cases where a Servicer is servicing Pledged Mortgages pursuant to a Servicing Agreement, the Master Servicer shall cause each Servicer, pursuant to the respective Servicing Agreement, to establish and maintain one or more Servicing Accounts, each of which shall be an Eligible Account. The Servicer will be required under its Servicing Agreement to deposit into the Servicing Account on a daily basis no later than the Business Day following receipt all proceeds of Pledged Mortgages received by the Servicer, less its Servicing Fees and unreimbursed Servicer Advances and expenses, to the extent permitted by the Servicing Agreement. The Servicer shall not be required to deposit in the Servicing Account payments or collections in the nature of prepayment charges or late charges.

                    (iii) The Master Servicer shall establish and maintain a Collection Account, which shall be an Eligible Account, into which the Master Servicer shall deposit or cause to be deposited on or before each Withdrawal Date payments, collections and Servicer Advances remitted by Servicers in respect of the Pledged Mortgages.

                     (iv) On or before the Withdrawal Date in each calendar month, the Master Servicer shall cause each Servicer, pursuant to its Servicing Agreement, to remit to the Master Servicer for deposit in the Collection Account all funds held in the Servicing Account with respect to each Pledged Mortgage serviced by such Servicer that are required to be remitted to the Master Servicer. The Servicer will also be required, pursuant to the Servicing Agreement, to advance on or before each such Withdrawal Date amounts equal to any Scheduled Payments (net of its Servicing Fees with respect thereto) not received on any Pledged Mortgages by the Servicer (such amount, a "Servicer Advance"). The Servicer's obligation to advance with respect to each Pledged Mortgage will continue up to and including the first day of the month following the date on which the related Mortgaged Property is sold at a foreclosure sale or is acquired by the Issuer by deed in lieu of foreclosure or otherwise. All such Servicer Advances received by the Master Servicer shall be deposited promptly by it in the Collection Account or the Bond Account, as appropriate.

                 Within five Business Days after the receipt by a Servicer of a Principal Prepayment in Full or any Liquidation Proceeds or Insurance Proceeds (not required to be applied to the restoration or repair of the related Mortgaged Property), the Master Servicer shall cause such Servicer, pursuant to the related Servicing Agreement, to remit such amounts to the Master Servicer for deposit in the Collection Account.

                          (v)     The Master Servicer shall establish and
maintain a Bond Account, which shall be an Eligible Account, into which the Master Servicer shall deposit or cause to be deposited on a daily basis within one Business Day of receipt, except as otherwise specifically provided herein, the following payments and collections remitted by Servicers or received by it in respect of Pledged Mortgages subsequent to the Cut-off Date (other than in respect of principal and interest due on the Pledged Mortgages on or before the Cut-off Date) and the following amounts required to be deposited hereunder:

                          (A) all payments on account of principal on the Pledged Mortgages, including Principal Prepayments and the principal component of any Servicer Advance;

                          (B) all payments on account of interest on the Pledged Mortgages, net of the sum of the related Master Servicing Fee and related Servicing Fee, and the interest component of any Servicer Advance;

                          (C) all Insurance Proceeds and Liquidation Proceeds (net of any related expenses of the related Servicer), other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures;

                          (D) any amount required to be deposited by the Master Servicer pursuant to Section 3(h)(vii) in connection with any losses on Permitted Investments;

                          (E) any amounts required to be deposited by the Master Servicer pursuant to Sections 3(l) and 3(n);

                          (F) all Purchase Prices from the Master Servicer and all Substitution Adjustment Amounts;

                          (G) all Advances made by the Master Servicer pursuant to Section 4; and

                          (H) any other amounts required to be deposited hereunder.

                 [In addition, on or prior to the last day of the month in which the Closing Date occurs, the Issuer shall cause an amount equal to $__________ to be deposited in the Bond Account, such amount to be treated as a Principal Prepayment in Full of a Pledged Mortgage.]

                     (vi) In addition, with respect to any Pledged Mortgage that is subject to a buydown agreement, on each Due Date for such Pledged Mortgage, in addition to the monthly payment remitted by the Mortgagor, the Master Servicer shall cause funds to be deposited into the Bond Account in an amount required to cause an amount of interest to be paid with respect to such Pledged Mortgage equal to the amount of interest that has accrued on such Pledged Mortgage from the preceding Due Date at the Mortgage Rate net of the Master Servicing Fee on such date.

                 The foregoing requirements for remittance by the Master Servicer shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of prepayment penalties, late payment charges or assumption fees, if collected, need not be remitted by the Master Servicer. In the event that the Master Servicer shall remit any amount not required to be remitted, it may at any time withdraw or direct the institution maintaining the Bond Account to withdraw such amount from the Bond Account, any provision herein to the contrary notwithstanding. Such withdrawal or direction may be accomplished by delivering written notice thereof to the Trustee or such other institution maintaining the Bond Account which describes the amounts deposited in error in the Bond Account. The Master Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section 3(h)(vi). All funds deposited in the Bond Account shall be held in trust for the Bondholders until withdrawn in accordance with
Section 3(k).

                    (vii) On or prior to each Distribution Account Deposit Date, after payment of any amount described in Section 6.17 of the Indenture, as well as any amounts owed to the Trustee pursuant to Section 6.07 of the Indenture, the Master Servicer will withdraw from the Bond Account the Bond Distribution Amount, to the extent of Available Funds, and will deposit such amount in the Distribution Account.

                   (viii) On each Payment Date, after payment of any amount described in Section 6.17 of the Indenture, as well as any amounts owed to the Trustee pursuant to Section 6.07 of the Indenture, the Master Servicer shall withdraw the Available Funds remaining on deposit in the Bond Account, after giving effect to the withdrawal therefrom pursuant to Section 3(h)(vii) above, and pay such funds to the Certificate Paying Agent for application in the following order of priority and, in each case, to the extent of funds remaining:

                 (1) to the Investor Certificates, an amount allocable to interest equal to the Certificate Interest Payment Amount for such Payment Date;

                 (2) to the Investor Certificates, an amount allocable to principal equal to the Invested Amount Payment for such Payment Date; and

                 (3) to the holders of the Investor Certificates, the balance of any Available Funds remaining in the Bond Account.

With respect to each Payment Date, the amounts described in clause (1) of this
Section 3(h)(viii) for such Payment Date shall be reduced by the Investor Certificates' pro rata share (based on the Interest Payment Amount of the Investor Certificates before reduction pursuant to this Section 3(h)(viii)) of each (A) Relief Act Reduction incurred during the calendar month preceding the month of such Payment Date and (B) Prepayment Interest Shortfalls. In addition, with respect to each Payment Date, the amounts described in clauses
(2) and (3) of this Section 3(h)(viii) for such Payment Date shall be reduced by an amount equal to the excess, if any, of Prepayment Interest Shortfalls, after giving effect to the reduction described in the immediately preceding sentence, over the Master Servicing Fee for such payment date.

                   (ix) Each institution at which the Bond Account, the Distribution Account or the Collection Account is maintained shall invest the funds therein as directed in writing by the Master Servicer in Permitted Investments, which shall mature not later than (i) in the case of the Bond Account, the second Business Day next preceding the related Distribution Account

Deposit Date (except that if such Permitted Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than the Business Day next preceding such Distribution Account Deposit Date), (ii) in the case of the Collection Account, the next Business Day and (iii) in the case of the Distribution Account, the Business Day next preceding the related Payment Date (except that if such Permitted Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than such Payment Date) and, in each case, shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Bondholders. All income and gain (net of any losses) realized from any such investment of funds on deposit in the Bond Account, the Distribution Account or the Collection Account shall be for the benefit of the Master Servicer as servicing compensation and shall be remitted to it monthly as provided herein. The amount of any realized losses in the Bond Account, the Distribution Account or the Collection Account incurred in any such account in respect of any such investments shall promptly be deposited by the Master Servicer in the Bond Account, the Distribution Account or the Collection Account, as applicable. The Trustee in its fiduciary capacity shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Bond Account, the Distribution Account or the Collection Account and made in accordance with this Section 3(h)(ix).

                 (x) The Master Servicer shall give notice to the Trustee, the Issuer and each Rating Agency of any proposed change of the location of the Bond Account not later than 30 days and not more than 45 days prior to any change thereof.

                 (i) Collection of Taxes, Assessments and Similar Items; Escrow Accounts.

                 (i) To the extent required by the related Mortgage Note and not violative of current law, the Master Servicer shall cause each Servicer to establish and maintain one or more accounts (each, an "Escrow Account") and deposit and retain therein all collections from the Mortgagors (or advances by the Servicer) for the payment of taxes, assessments, hazard insurance





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
premiums or comparable items for the account of the Mortgagors. Nothing herein shall require the Master Servicer or any Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law.

             (ii) Withdrawals of amounts so collected from the Escrow Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, condominium or PUD association dues, or comparable items, to reimburse the Master Servicer or the related Servicer out of related collections for any payments made pursuant to Sections 3(l) (with respect to taxes and assessments and insurance premiums) and 3(m) (with respect to hazard insurance), to refund to any Mortgagors any sums determined to be overages, to pay interest, if required by law or the terms of the related Mortgage or Mortgage Note, to Mortgagors on balances in the Escrow Account or to clear and terminate the Escrow Account at the termination of this Agreement in accordance with Section 8(a). The Escrow Accounts shall not be a part of the Trust Estate.

            (iii) The Master Servicer shall advance any payments referred to in Section 3(i)(i) that are not timely paid by the Mortgagors or advanced by the Servicers on the date when the tax, premium or other cost for which such payment is intended is due, but the Master Servicer shall be required so to advance only to the extent that such advances, in the good faith judgment of the Master Servicer, will be recoverable by the Master Servicer out of Insurance Proceeds, Liquidation Proceeds or otherwise.

                 (j) Access to Certain Documentation and Information Regarding the Pledged Mortgages.

                 The Master Servicer shall afford, or shall cause the Servicers to afford, the Issuer and the Trustee reasonable access to all records and documentation regarding the Pledged Mortgages and all accounts, insurance information and other matters relating to this Agreement, such access being afforded without charge, but only upon reasonable request and during normal business hours at the office designated by the Master Servicer.

                 Upon reasonable advance notice in writing, the Master Servicer will provide, or will cause the Servicers to provide, to each Bondholder which is a savings and loan association, bank or





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
insurance company certain reports and reasonable access to information and documentation regarding the Pledged Mortgages sufficient to permit such Bondholder to comply with applicable regulations of the OTS or other regulatory authorities with respect to investment in the Bonds; provided that the Master Servicer and any Servicer shall be entitled to be reimbursed by each such Bondholder for actual expenses incurred by the Master Servicer or such Servicer in providing such reports and access.

                 (k)      Permitted Withdrawals from the Bond Account.

                 The Master Servicer may from time to time make withdrawals from the Bond Account for the following purposes:

                  (i) to pay to the Master Servicer or the related Servicer (to the extent not previously retained), the servicing compensation to which it is entitled pursuant to Section 5(a), and to pay to the Master Servicer, as additional master servicing compensation, earnings on or investment income with respect to funds in or credited to the Bond Account;

                 (ii) to reimburse the Master Servicer or the related Servicer for unreimbursed Advances or Servicer Advances made by it, such right of reimbursement pursuant to this subclause (ii) being limited to amounts received on the Pledged Mortgage(s) in respect of which any such Advance or Servicer Advance was made;

                (iii) to reimburse the Master Servicer for any Nonrecoverable Advance previously made;

                 (iv) to reimburse the Master Servicer for Insured Expenses from the related Insurance Proceeds;

                  (v) to reimburse the Master Servicer for (A) unreimbursed Servicing Advances, the Master Servicer's right to reimbursement pursuant to this clause (A) with respect to any Pledged Mortgage being limited to amounts received on such Pledged Mortgage(s) which represent late recoveries of the payments for which such advances were made pursuant to Section 3(a) or Section 3(i) and (B) for unpaid Master Servicing Fees as provided in Section 3(n);





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
                 (vi) to pay to the purchaser, with respect to each Pledged Mortgage or property acquired in respect thereof that has been purchased pursuant to Section 2(a)(ii), 2(d)(iv) or 3(n), all amounts received thereon after the date of such purchase;

                (vii) to reimburse the Master Servicer for expenses incurred by it and reimbursable pursuant to Section 6(c) and to pay the Trustee amounts due to it pursuant to Section 6.07(2) and (3) of the Indenture;

               (viii) to withdraw any amount deposited in the Bond Account and not required to be deposited therein;

                 (ix) on or prior to the Distribution Account Deposit Date, to withdraw an amount equal to the related Bond Distribution Amount and the Trustee Fee for such Payment Date, to the extent on deposit, and remit such amount to the Trustee for deposit in the Distribution Account; and

                 (x) to clear and terminate the Bond Account upon termination of this Agreement pursuant to Section 8(a).

                 The Master Servicer shall keep and maintain separate accounting, on a Pledged Mortgage by Pledged Mortgage basis, for the purpose of justifying any withdrawal from the Bond Account pursuant to such subclauses
(i), (ii), (iv), (v) and (vi). Prior to making any withdrawal from the Bond Account pursuant to subclause (iii), the Master Servicer shall deliver to the Trustee an Officer's Certificate of a Servicing Officer indicating the amount of any previous Advance determined by the Master Servicer to be a Nonrecoverable Advance and identifying the related Pledged Mortgage(s) and their respective portions of such Nonrecoverable Advance.

         (l) Maintenance of Hazard Insurance; Maintenance of Primary Insurance Policies.

                 (i) The Master Servicer shall cause to be maintained, for each Pledged Mortgage, hazard insurance with extended coverage in an amount that is at least equal to the lesser of (A) the maximum insurable value of the improvements securing such Pledged Mortgage or (B) the greater of (y) the outstanding





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
principal balance of the Pledged Mortgage and (z) an amount such that the proceeds of such policy shall be sufficient to prevent the Mortgagor and/or the mortgagee from becoming a co-insurer. Each such policy of standard hazard insurance shall contain, or have an accompanying endorsement that contains, a standard mortgagee clause. To the extent it may do so without breaching the related Servicing Agreement, the Master Servicer shall replace any Servicer that does not cause such insurance, to the extent it is available, to be maintained. Any amounts collected by the Master Servicer under any such policies (other than the amounts to be applied to the restoration or repair of the related Mortgaged Property or amounts released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) shall be deposited in the Bond Account or the related Servicing Account, as applicable. Any cost incurred by the Master Servicer or any Servicer in maintaining any such insurance shall not, for the purpose of calculating payments to the Bondholders or remittances to the Trustee for their benefit, be added to the principal balance of the Pledged Mortgage, notwithstanding that the terms of the Pledged Mortgage so permit. Such costs shall be recoverable by the Master Servicer out of late payments by the related Mortgagor or out of Liquidation Proceeds to the extent permitted by Section 3(k). It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property is located at the time of origination of the Pledged Mortgage in a federally designated special flood hazard area and such area is participating in the national flood insurance program, the Master Servicer shall cause flood insurance to be maintained with respect to such Pledged Mortgage. Such flood insurance shall be in an amount equal to the least of (A) the original principal balance of the related Pledged Mortgage, (B) the replacement value of the improvements which are part of such Mortgaged Property, and (C) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program.

                 In the event that the Master Servicer shall obtain and maintain a blanket policy insuring against hazard losses on all of the Pledged Mortgages, it shall conclusively be deemed to have





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
satisfied its obligations as set forth in the first sentence of this Section 3(l)(i), it being understood and agreed that such policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by comparable servicers. If such policy contains a deductible clause, the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3(l)(i), and there shall have been a loss that would have been covered by such policy, deposit in the Bond Account the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as Master Servicer of the Pledged Mortgages, the Master Servicer agrees to present, on behalf of itself, the Issuer and the Trustee for the benefit of the Bondholders, claims under any such blanket policy.

                 (ii) The Master Servicer shall not take, or permit any Servicer to take, any action which would result in non-coverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Master Servicer or any Servicer, would have been covered thereunder. The Master Servicer shall not cancel or refuse to renew any such Primary Insurance Policy that is in effect at the date of the initial issuance of the Bonds and is required to be kept in force hereunder unless the replacement Primary Insurance Policy for such canceled or non-renewed policy is maintained with a Qualified Insurer. The Master Servicer shall not be required to maintain any Primary Insurance Policy with respect to any Pledged Mortgage with a Loan-to-Value Ratio less than or equal to 80% as of any date of determination or, based on a new appraisal, the principal balance of such Pledged Mortgage represents 80% or less of the new Appraised Value. The Master Servicer agrees to effect the timely payment of the premiums on each Primary Insurance Policy, and such costs not otherwise recoverable shall be recoverable by the Master Servicer from the related liquidation proceeds.

                 In connection with its activities as Master Servicer of the Pledged Mortgages, the Master Servicer agrees to present, or cause the related Servicer to present, on behalf of itself, the Trustee and the Bondholders, claims to the insurer under any Primary Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Insurance Policies respecting defaulted Pledged





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
Mortgages. Any amounts collected by a Servicer or the Master Servicer under any Primary Insurance Policies shall be deposited in the Servicing Account, the Collection Account or the Bond Account, as applicable.

                 (m)      Enforcement of Due-On-Sale Clauses; Assumption
                          Agreements.

                 (i) Except as otherwise provided in this Section 3(m), when any property subject to a Mortgage has been conveyed by the Mortgagor, the Master Servicer or the related Servicer shall, to the extent that it has knowledge of such conveyance, enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing, neither the Master Servicer nor the related Servicer is required to exercise such rights with respect to a Pledged Mortgage if the Person to whom the related Mortgaged Property has been conveyed or is proposed to be conveyed satisfies the terms and conditions contained in the Mortgage Note and Mortgage related thereto and the consent of the mortgagee under such Mortgage Note or Mortgage is not otherwise so required under such Mortgage Note or Mortgage as a condition to such transfer. In the event that
(A) the Master Servicer or the related Servicer is prohibited by law from enforcing any such due-on-sale clause, (B) coverage under any Required Insurance Policy would be adversely affected, (C) the Mortgage Note does not include a due-on-sale clause or (D) nonenforcement is otherwise permitted hereunder, the Master Servicer is authorized, subject to Section 3(m)(ii), to take or enter into an assumption and modification agreement from or with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon, provided that the Pledged Mortgage shall continue to be covered (if so covered before the Master Servicer enters such agreement) by the applicable Required Insurance Policies. The Master Servicer, subject to Section 3(m)(ii), is also authorized with the prior approval of the insurers under any Required Insurance Policies to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such





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
Person is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, the Master Servicer shall not be deemed to be in default under this Section 3(m) by reason of any transfer or assumption which the Master Servicer reasonably believes it is restricted by law from preventing, for any reason whatsoever.

             (ii) Subject to the Master Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3(m)(i), in any case in which a Mortgaged Property has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Pledged Mortgage, the Master Servicer shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. In connection with any such assumption, no material term of the Mortgage Note may be changed. In addition, the substitute Mortgagor and the Mortgaged Property must be acceptable to the Master Servicer in accordance with its underwriting standards as then in effect. Together with each such substitution, assumption or other agreement or instrument delivered to the Trustee for execution by it, the Master Servicer shall deliver an Officer's Certificate signed by a Servicing Officer stating that the requirements of this subsection have been met in connection therewith. The Master Servicer shall notify, or cause the related Servicer to notify, the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee the original of such substitution or assumption agreement, which in the case of the original shall be added to the related Trustee Mortgage File and shall, for all purposes, be considered a part of such Trustee Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Master Servicer or any Servicer for entering into an assumption or substitution





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
of liability agreement will be retained by the Master Servicer as additional master servicing compensation.

                 (n) Realization Upon Defaulted Pledged Mortgages; Purchase of Certain Pledged Mortgages.

                 The Master Servicer shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Pledged Mortgages as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Master Servicer shall follow such practices and procedures as it shall deem necessary or advisable, as shall be normal and usual in its general mortgage servicing activities and as shall meet the requirements of the insurer under any Required Insurance Policy. Notwithstanding the foregoing, the Master Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall determine (A) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Pledged Mortgage after reimbursement to itself of such expenses and (B) that such expenses will be recoverable to it through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Bond Account). The Master Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the liquidation proceeds with respect to the related Mortgaged Property, as provided in the definition of Liquidation Proceeds. If the Master Servicer has knowledge that a Mortgaged Property which the Master Servicer is contemplating acquiring in foreclosure or by deed in lieu of foreclosure is located within a 1 mile radius of any site listed in the Expenditure Plan for the Hazardous Substance Clean Up Bond Act of 1984 or other site with environmental or hazardous waste risks known to the Master Servicer, the Master Servicer will, prior to acquiring the Mortgaged Property, consider such risks and only take action in accordance with its established environmental review procedures.

                 With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the Bondholders, or its nominee, on behalf of the





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
Bondholders. The Trustee's name shall be placed on the title to such REO Property solely as the Trustee under the Indenture and not in its individual capacity. The Master Servicer shall ensure that the title to such REO Property references the Indenture and the Trustee's capacity thereunder. Pursuant to its efforts to sell such REO Property, the Master Servicer shall either itself or through an agent selected by the Master Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Bondholders, rent the same, or any part thereof, as the Master Servicer deems to be in the best interest of the Bondholders for the period prior to the sale of such REO Property. The net monthly rental income, if any, from such REO Property shall be deposited in the Bond Account no later than the close of business on each Determination Date. The Master Servicer shall perform the tax reporting and withholding required by Sections 1445 and 6050J of the Code with respect to foreclosures and abandonments, the tax reporting required by Section 6050H of the Code with respect to the receipt of mortgage interest from individuals and, if required by Section 6050P of the Code with respect to the cancellation of indebtedness by certain financial entities, by preparing such tax and information returns as may be required, in the form required, and delivering the same to the Trustee for filing.

                 The decision of the Master Servicer to foreclose on a defaulted Pledged Mortgage shall be subject to a determination by the Master Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding. The income earned from the management of any REO Properties, net of reimbursement to the Master Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of unreimbursed Master Servicing Fees, Servicing Fees, Advances, Servicer Advances and Servicing Advances, shall be applied to the payment of principal of and interest on the related defaulted Pledged Mortgages (with interest accruing as though such Pledged Mortgages were still current and adjustments, if applicable, to the Mortgage Rate were being made in accordance with the terms of the Mortgage Note) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the Bond

Account. To the extent the net income received during any calendar month is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Rate on the related Pledged Mortgage for such calendar month, such excess shall be considered to be a partial prepayment of principal of the related Pledged Mortgage.

                 The proceeds from any liquidation of a Pledged Mortgage, as well as any income from an REO Property, will be applied in the following order of priority: first, to reimburse the Master Servicer or the related Servicer for any related unreimbursed Advances or Servicing Advances, Master Servicing Fees and Servicing Fees, as applicable; second, to reimburse the Master Servicer or the related Servicer for any unreimbursed Advances or Servicer Advances, as applicable, and to reimburse the Bond Account for any Nonrecoverable Advances (or portions thereof) that were previously withdrawn by the Master Servicer pursuant to Section 3(k)(iii) that related to such Pledged Mortgage; third, to accrued and unpaid interest (to the extent no Advance or Servicer Advance has been made for such amount or any such Advance or Servicer Advance has been reimbursed) on the Pledged Mortgage or related REO Property at the Net Mortgage Rate to the Due Date occurring in the month in which such amounts are required to be distributed; and fourth, as a recovery of principal of the Pledged Mortgage. Excess Proceeds, if any, from the liquidation of a Liquidated Pledged Mortgage will be retained by the Master Servicer as additional servicing compensation pursuant to Section 5(a).

                 The Master Servicer, in its sole discretion, shall have the right to purchase for its own account from the Issuer any Pledged Mortgage which is 91 days or more delinquent at a price equal to the Purchase Price. The Purchase Price for any Pledged Mortgage purchased hereunder shall be deposited in the Bond Account and the Trustee, upon receipt of a certificate from the Master Servicer in the form of Exhibit D hereto, shall release or cause to be released to the purchaser of such Pledged Mortgage the related Trustee Mortgage File and shall execute and deliver such instruments of transfer or assignment prepared by the purchaser of such Pledged Mortgage, in each case without recourse, as shall be necessary to vest in the purchaser of such Pledged Mortgage any Pledged Mortgage released pursuant hereto and the purchaser of such Pledged Mortgage shall succeed to all





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
the Issuer's and the Trustee's right, title and interest in and to such Pledged Mortgage and all security and documents related thereto. Such assignment shall be an assignment outright and not for security. The purchaser of such Pledged Mortgage shall thereupon own such Pledged Mortgage, and all security and documents, free of any further obligation to the Issuer, the Trustee or the Bondholders with respect thereto.

                 (o)      Access to Certain Documentation.

                 The Master Servicer shall provide to the OTS and the FDIC and to comparable regulatory authorities supervising Holders of Subordinated Bonds and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, access to the documentation regarding the Pledged Mortgages required by applicable regulations of the OTS and the FDIC. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices designated by the Master Servicer. Nothing in this Section 3(o) shall limit the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Master Servicer or any Servicer to provide access as provided in this Section 3(o) as a result of such obligation shall not constitute a breach of this Section 3(o).

                 (p)      Annual Statement as to Compliance.

                 The Master Servicer shall deliver to the Issuer and the Trustee on or before 120 days after the end of the Master Servicer's fiscal year, commencing with its [1997] fiscal year, an Officer's Certificate stating, as to the signer thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year and of the performance of the Master Servicer under this Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and (iii) to the best of such officer's knowledge, each Servicer has fulfilled all its obligations under its Servicing Agreement throughout such year, or, if there has been a





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
default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. The Trustee shall forward a copy of each such statement to each Rating Agency.

                 (q) Annual Independent Public Accountants' Servicing Statement; Financial Statements.

                 On or before 120 days after the end of the Master Servicer's fiscal year, commencing with its [1997] fiscal year, the Master Servicer at its expense shall cause a nationally recognized firm of independent public accountants (who may also render other services to the Master Servicer or any affiliate thereof) which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee and the Issuer to the effect that such firm has examined certain documents and records relating to the servicing of the Pledged Mortgages under this Agreement or of mortgage loans under servicing agreements substantially similar to this Agreement (such statement to have attached thereto a schedule setting forth the servicing agreements covered thereby) and that, on the basis of such examination, conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FNMA and FHLMC, such servicing has been conducted in compliance with such servicing agreements except for such significant exceptions or errors in records that, in the opinion of such firm, the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FNMA and FHLMC requires it to report. In rendering such statement, such firm may rely, as to matters relating to direct servicing of mortgage loans by Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FNMA and FHLMC (rendered within one year of such statement) of independent public accountants with respect to the related Servicer. Copies of such statement shall be provided by the Trustee to any Bondholder upon request at the Master Servicer's expense, provided that such statement is delivered by the Master Servicer to the Trustee.

                 (r)      Errors and Omissions Insurance; Fidelity Bonds.

                 The Master Servicer shall obtain and maintain in force, and shall cause each Servicer to obtain and maintain in force, (a) a policy or policies of insurance covering errors and omissions in the performance of its obligations as Master Servicer hereunder or as Servicer under its Servicing Agreement, as the case may be, and (b) a fidelity bond in respect of its officers, employees and agents. Each such policy or policies and bond shall, together, comply with the requirements from time to time of FNMA or FHLMC for persons performing servicing for mortgage loans purchased by FNMA or FHLMC. In the event that any such policy or bond ceases to be in effect, the Master Servicer shall obtain a comparable replacement policy or bond from an insurer or issuer meeting the requirements set forth above as of the date of such replacement.

                 (s)      Master Servicer Monthly Data.

                 On or before [noon California time] on the Determination Date, the Master Servicer shall provide by modem to the Trustee with respect to the Pledged Mortgages, an electronic data file (accompanied by a hardcopy report) in a format which is mutually agreed upon by the Master Servicer and the Trustee. The Trustee shall be under no duty to recalculate, verify or recompute the information provided to it by the Master Servicer hereunder.

                 4.       Advances.

                 The Master Servicer shall determine on or before each Master Servicer Advance Date whether it is required to make an Advance pursuant to the definition thereof. If the Master Servicer determines it is required to make an Advance, it shall, on or before the Master Servicer Advance Date, either (i) deposit into the Bond Account an amount equal to the Advance or (ii) make an appropriate entry in its records relating to the Bond Account that any Amount Held for Future Distribution has been used by the Master Servicer in discharge of its obligation to make any such Advance. Any funds so applied shall be replaced by the Master Servicer by deposit in the Bond Account no later than the close of business on the next Master Servicer Advance Date. The Master Servicer shall be entitled to be reimbursed from the Bond Account for all Advances of its own funds made pursuant to this Section 4 as provided in
Section 3(k).  The obligation to make Advances





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
with respect to any Pledged Mortgage shall continue if such Pledged Mortgage has been foreclosed or otherwise terminated and the related Mortgaged Property has not been liquidated. The Master Servicer shall inform the Trustee of the amount of the Advance to be made on each Master Servicer Advance Date no later than the Second Business Day before the related Payment Date.

                 The Master Servicer shall deliver to the Trustee on the related Master Servicer Advance Date an Officer's Certificate of a Servicing Officer indicating the amount of any proposed Advance determined by the Master Servicer to be a Nonrecoverable Advance.

                 5.  Servicing Compensation and Expenses.

                 As compensation for its activities hereunder, the Master Servicer shall be entitled out of each payment of interest on a Pledged Mortgage (or portion thereof) to retain or withdraw from the Bond Account an amount equal to the Master Servicing Fee for such Payment Date.

                 Additional master servicing compensation in the form of Excess Proceeds, prepayment penalties, assumption fees, late payment charges and all income and gain net of any losses realized from Permitted Investments shall be retained by the Master Servicer to the extent not required to be deposited in the Bond Account pursuant to Section 3(h). The Master Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including payment of any premiums for hazard insurance and any Primary Insurance Policy and maintenance of the other forms of insurance coverage required by this Agreement) and shall not be entitled to reimbursement therefor except as specifically provided in this Agreement.

                 As compensation for its activities under its Servicing Agreement, each Servicer shall be entitled to retain out of each payment of interest on a Pledged Mortgage (or portion thereof) an amount equal to interest at the applicable Servicing Fee Rate on the Stated Principal Balance of the related Pledged Mortgage for the period covered by such interest payment.

                 Additional servicing compensation in the form of prepayment penalties, assumption fees and late payment charges shall be retained by the Servicers to the extent not required to be deposited in the Servicing Accounts pursuant to the related Servicing Agreement. Each Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities under its Servicing Agreement (including payment of any premium for hazard insurance and any Primary Insurance Policy and maintenance of the other forms of insurance coverage required by this Agreement and its Servicing Agreement) and shall not be entitled to reimbursement therefor except as specifically provided in its Servicing Agreement and not inconsistent with this Agreement.

                 In the event of any Prepayment Interest Shortfalls, the aggregate Master Servicing Fee for such Payment Date shall be reduced (but not below zero) by an amount equal to such Prepayment Interest Shortfalls.

                 6.       The Master Servicer.

                 (a)      Liabilities of the Master Servicer.

                 The Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by it herein.

                 (b)      Merger or Consolidation of the Master Servicer.

                 The Master Servicer will keep in full effect its existence, rights and franchises as a corporation under the laws of the United States or under the laws of one of the states thereof and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Pledged Mortgages and to perform its duties under this Agreement.

                 Any Person into which the Master Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Master Servicer shall be a party, or any person succeeding to the business of the Master Servicer, shall be the successor of the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall be qualified to sell mortgage loans to, and to service mortgage loans on behalf of, FNMA or FHLMC.

                 (c)      Limitation on Liability of the Master Servicer and
                          Others.

                 Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Issuer or the Bondholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such Person against any breach of representations or warranties made by it herein or protect the Master Servicer or any such Person from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Master Servicer and any director, officer, employee or agent of the Master Servicer shall be indemnified by the Issuer and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Bonds, other than any loss, liability or expense related to any specific Pledged Mortgage or Pledged Mortgages (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. The Master Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that the Master Servicer may in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Issuer, the Trustee and the

Bondholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Issuer, and the Master Servicer shall be entitled to be reimbursed therefor out of the Bond Account.

                 (d)      Limitation on Resignation of the Master Servicer.

                 The Master Servicer shall not resign from the obligations and duties hereby imposed on it except (a) upon appointment of a successor servicer and receipt by the Trustee of a letter from each Rating Agency that such a resignation and appointment will not result in a downgrading of the rating of any of the Bonds or (b) upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination under clause
(b) permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor master servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities and obligations hereunder.

                 7.       Servicing Default; Termination and Liabilities.

                 (a)      Servicing Default.

                 Any of the following acts or occurrences shall constitute a Servicing Default by the Master Servicer under this Agreement:

                      (i) any failure by the Master Servicer to deposit in the Bond Account or remit to the Trustee any payment (other than a payment required to be made under Section 4) required to be made under the terms of this Agreement, which failure shall continue unremedied for five days after the date upon which written notice of such failure shall have been given to the Master Servicer by the Trustee or the Issuer or to the Master Servicer, the Trustee and the Issuer by the Holders of Bonds representing more than 50% of the aggregate Class Principal Amount of the Controlling Class; or

                      (ii) any failure by the Master Servicer to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in this Agreement, which failure shall continue unremedied for a period of 60 days after the date on which written notice of such failure shall have been given to the Master Servicer by the Trustee or the Issuer or to the Master Servicer, the Trustee and the Issuer by the Holders of Bonds representing more than 50% of the aggregate Class Principal Amount of the Controlling Class; or

                    (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or

                      (iv) the Master Servicer shall consent to the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or all or substantially all of the property of the Master Servicer; or

                      (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                      (vi) any failure of the Master Servicer to make any Advance in the manner and at the time required to be made pursuant to
         Section 4 which continues unremedied for a period of one Business Day after the date of such failure.

                 If a Servicing Default described in clauses (i) to (v) of this
Section 7(a) shall occur, then, and in each and every such case, so long as such Servicing Default shall not have been remedied the Trustee may (subject to Section 3.07 and Section

8.11 of the Indenture), by notice in writing to the Master Servicer (with a copy to each Rating Agency), and in addition to any other rights the Trustee may have on behalf of the Bondholders as a result of such Servicing Default, terminate all of the rights and obligations of the Master Servicer thereafter arising under this Agreement and in and to the Pledged Mortgages and the proceeds thereof, other than its rights as a Bondholder under the Indenture and its obligations which are not assumed by the Trustee pursuant to clauses (i),
(iii) and (v) of Section 3(g). If a Servicing Default described in clause (vi) shall occur, the Trustee shall, by notice in writing to the Master Servicer and the Issuer, terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Pledged Mortgages and the proceeds thereof, other than its rights as a Bondholder under the Indenture and its obligations which are not assumed by the Trustee pursuant to clauses (i), (iii) and (v) of Section 3(g). On and after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer hereunder, whether with respect to the Pledged Mortgages or otherwise, shall pass to and be vested in the Trustee. The Trustee shall thereupon make any Advance described in clause (vi) subject to clause (ii) of the first sentence of
Section 3(g). The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Pledged Mortgages and related documents, or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee of all cash amounts which shall at the time be credited to the Bond Account or thereafter be received with respect to the Pledged Mortgages.

                 Notwithstanding any termination of the activities of the Master Servicer hereunder, the Master Servicer shall be entitled to receive, out of any late collection of a Scheduled Payment on a Pledged Mortgage which was due prior to the notice terminating such Master Servicer's rights and obligations as Master Servicer hereunder and received after such notice, that portion thereof to which such Master Servicer would have been entitled pursuant to Sections 3(k)(i) through (viii), and any other amounts payable to such Master Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder.

                 (b)      Trustee to Act; Appointment of Successor.

                 On and after the time the Master Servicer receives a notice of termination pursuant to Section 7(a), the Trustee shall, subject to and to the extent provided in Section 3(g), be the successor to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and applicable law including the obligation to make Advances pursuant to Section 4. As compensation therefor, the Trustee shall be entitled to all funds relating to the Pledged Mortgages that the Master Servicer would have been entitled to charge to the Bond Account or Distribution Account if the Master Servicer had continued to act hereunder. Notwithstanding the foregoing, if the Trustee has become the successor to the Master Servicer in accordance with Section 7(a), the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances pursuant to
Section 4 or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Bonds by each Rating Agency as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Any successor to the Master Servicer shall be an institution which is a FNMA and FHLMC approved seller/servicer in good standing, which has a net worth of at least $15,000,000, which is willing to service the Pledged Mortgages and which executes and delivers to the Issuer and the Trustee an agreement accepting such delegation and assignment, containing an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Master Servicer (other than liabilities of the Master Servicer under Section 6(c) incurred prior to termination of the Master Servicer under Section 7(a)), with like effect as if originally named as a party to this Agreement; provided that each Rating

Agency acknowledges that its rating of the Bonds in effect immediately prior to such assignment and delegation will not be qualified or reduced as a result of such assignment and delegation. Pending appointment of a successor to the Master Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall, subject to Section 3(g), act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Pledged Mortgages as it and such successor shall agree; provided, however, that no such compensation shall be in excess of the Master Servicing Fee permitted the Master Servicer hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the Master Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

                 Any successor to the Master Servicer as master servicer shall give notice to the Mortgagors of such change of servicer and shall, during the term of its service as master servicer, maintain in force the policy or policies that the Master Servicer is required to maintain pursuant to Section 3(r).

                 (c)      Notification to Bondholders.

                 (i) Upon any termination of or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to Bondholders and to each Rating Agency.

                 (ii) Within 60 days after the occurrence of any Servicing Default, the Trustee shall transmit by mail to all Bondholders notice of each such Servicing Default hereunder known to the Trustee, unless such Servicing Default shall have been cured or waived.

                 8.       Miscellaneous.

                 (a)      Term of Master Servicing Agreement.

                 The obligations to be performed by the Master Servicer under this Agreement shall commence on and as of the date on which the Issuer issues the Bonds and shall terminate as to each Pledged Mortgage upon (i) the payment in full of all principal and interest due under such Pledged Mortgage or other liquidation of such Pledged Mortgage as contemplated by this Agreement, (ii) the termination of the Master Servicer's rights and powers under this Agreement by the Trustee as provided in Section 7(a) of this Agreement, or (iii) the release by the Trustee of its security interest in any Pledged Mortgage.

                 (b)      Assignment.

                 Notwithstanding anything to the contrary contained herein, except as provided in Section 6(a), this Agreement may not be assigned by the Master Servicer without the prior written consent of the Trustee.

                 (c)      Notices.

                 All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered at the following addresses of the parties:

         The Master
           Servicer:





         The Issuer:              Sequoia Mortgage Trust 199_ -__
                                  c/o Trust Company



                                  Attention: Corporate Trust
                                               Administration

                                           With a copy to

                                  Sequoia Mortgage Funding Corporation
                                  391 Redwood Highway, Suite 3100
                                  Mill Valley, California  94941
                                  Attention:  Michael W. Perry

         The Trustee:


                                  Attention:  Corporate Trust Department

         Any Rating Agency:       The address specified therefor in the
                                  definition corresponding to the name
                                  of such Rating Agency.

                 Any of the parties may at any time give notice in writing to the others of a change of its address for the purpose of this Section 8(c).

                 (d)      Inspection and Audit Rights.

                 The Master Servicer agrees that, on reasonable prior notice, it will permit and will cause each Servicer to permit any representative of the Issuer or the Trustee during the Master Servicer's normal business hours, to examine all the books of account, records, reports and other papers of the Master Servicer relating to the Pledged Mortgages, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Trustee and to discuss its affairs, finances and accounts relating to the Pledged Mortgages with its officers, employees and independent public accountants (and by this provision the Master Servicer hereby authorizes said accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any out-of-pocket expense incident to the exercise by the Issuer or the Trustee of any right under this Section 8(d) shall be borne by the party requesting such inspection; all other such expenses shall be borne by the Master Servicer or the related Servicer.

                 (e)      Governing Law.

                 This Agreement shall be construed in accordance with and governed by the substantive laws of the State of New York applicable to agreements made and to be performed in the State of New York and the obligations, rights and remedies of the parties hereto and the Bondholders shall be determined in accordance with such laws.

                 (f)  Amendments.

                 This Agreement shall not be amended, changed, modified, terminated or discharged in whole or in part except (i) by an instrument in writing signed by all parties hereto, or their respective successors or assigns and (ii) in compliance with Section 8.10 of the Indenture.

                 (g)      Severability.

                 If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

                 (h)      No Joint Venture.

                 The Servicer and the Issuer are not partners or joint venturers with each other and nothing herein shall be construed to make them such partners or joint venturers or impose any liability as such of either of them.

                 (i)      Execution in Counterparts.

                 This Agreement may be executed in one or more counterparts, any of which shall constitute an original as against any party whose signature appears on it, and all of which shall together constitute a single instrument. This Agreement shall become binding when one or more counterparts, individually or taken together, bear the signatures of all parties.

                 (j)      Limitation of Liability of _______________________
________________________.

                 It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by _________________________ _____________________________, not individually or personally but solely as owner trustee of Sequoia Trust 199_-_ under the Deposit Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by _____________________ but is made and intended for the purpose for binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on __________________________________, other than any liability arising out of its gross negligence, bad faith or willful misconduct, and (d) under no circumstances shall _____________________________ be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement or the other Operative Documents.

                 (k)      Nonpetition Covenants.

         Notwithstanding any prior termination of this Agreement, the Master Servicer shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Issuer or the Depositor, acquiesce, petition or otherwise invoke or cause the Issuer or the Depositor (or any assignee) to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer or the Depositor under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or the Depositor or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer or the Depositor.

                 IN WITNESS WHEREOF, each party has caused this Master Servicing Agreement to be executed by its duly authorized officer or officers as of the day and year first above written.


                                        SEQUOIA MORTGAGE TRUST 1997-1,
                                                            as Issuer


                                        By:_________________ TRUST COMPANY,
                                                             not in its
                                                             individual capacity
                                                             but solely as
                                                             Owner Trustee


                                        By:
                                           --------------------------------

                                        Its:
                                            -------------------------------



                                                                           ,
                                        -----------------------------------
                                                         as Master Servicer


                                        By:
                                           --------------------------------

                                        Its:
                                            -------------------------------



                                                                           ,
                                        -----------------------------------
                                                                 as Trustee


                                        By:
                                           --------------------------------

                                        Its:
                                            -------------------------------

                                   SCHEDULE I

                         Schedule of Pledged Mortgages





                                     S-I-1

                                  SCHEDULE II

                        SEQUOIA MORTGAGE TRUST 199__-__
                         Collateralized Mortgage Bonds

             Representations and Warranties of the Master Servicer


                 _______________________ ("___") hereby makes the
representations and warranties set forth in this Schedule II to the Issuer and the Trustee, as of the Closing Date, or if so specified herein, as of the Cut-off Date. Capitalized terms used but not otherwise defined in this
Schedule II shall have the meanings ascribed thereto in the Master Servicing Agreement (the "Master Servicing Agreement") relating to the above-referenced Series, among ____________ ____, as Master Servicer, Sequoia Mortgage Trust 199__-__, as Issuer, and __________________________________________, as
Trustee.

                          (1)     _________________ is duly organized as a
         Delaware corporation and is validly existing and in good standing under the laws of the State of ________ and is duly authorized and qualified to transact any and all business contemplated by the Master Servicing Agreement to be conducted by ________________ in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Pledged Mortgage, to service the Pledged Mortgages in accordance with the terms of the Master Servicing Agreement and to perform any of its other obligations under the Master Servicing Agreement in accordance with the terms thereof.

                          (2)     _________________ has the full corporate
         power and authority to sell and service each Pledged Mortgage, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by the Master Servicing Agreement and has duly authorized by all necessary corporate action on the part of _________________ the execution, delivery and performance of the Master Servicing Agreement; and the Master Servicing Agreement,





                                     S-II-1
         assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes a legal, valid and binding obligation of _________________, enforceable against _________________
         in accordance with its terms, except that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                          (3) The execution and delivery of the Master Servicing Agreement by _________________, the servicing of the Pledged Mortgages by _________________ under the Master Servicing Agreement, the consummation of any other of the transactions contemplated by the Master Servicing Agreement, and the fulfillment of or compliance with the terms thereof are in the ordinary course of business of _________________ and will not (A) result in a material breach of any term or provision of the charter or by-laws of ________________ or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which ________________ is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to _________________ of any court, regulatory body, administrative agency or governmental body having jurisdiction over ________________; and _________________ is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair ________________'s ability to perform or meet any of its obligations under the Master Servicing Agreement.

                          (4) Each Servicer is an approved servicer of conventional mortgage loans for FNMA or FHLMC or is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act.





                                     S-II-2

                          (5) No litigation is pending or, to the best of ______'s knowledge, threatened against ____ _______that would materially and adversely affect the execution, delivery or enforceability of the Master Servicing Agreement or the ability of __________ to service the Pledged Mortgages or to perform any of its other obligations under the Master Servicing Agreement in accordance with the terms thereof.

                          (6) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by _________________ of, or compliance by _________ _______with, the Master Servicing Agreement or the consummation of the transactions contemplated thereby, or if any such consent, approval, authorization or order is required, _________________ has obtained the same.





                                     S-II-3

                                  SCHEDULE III

                        SEQUOIA MORTGAGE TRUST 199__-__
                         Collateralized Mortgage Bonds

           Representations and Warranties as to the Pledged Mortgages


                 _______________________ ("___") hereby makes the
representations and warranties set forth in this Schedule III to the Trustee, as of the Closing Date, or if so specified herein, as of the Cut-off Date. Capitalized terms used but not otherwise defined in this Schedule III shall have the meanings ascribed thereto in the Master Servicing Agreement (the "Master Servicing Agreement") relating to the above-referenced Series, among _____________ as Master Servicer, Sequoia Mortgage Trust 199__-__, as Issuer, and ____________________________________________________, as Trustee.

                          (1) The information set forth on Schedule I to the Master Servicing Agreement with respect to each Pledged Mortgage is true and correct in all material respects as of the Closing Date.

                          (2) As of the Closing Date, all payments due with respect to each Pledged Mortgage prior to the Cut-off Date have been made; and as of the Cut-off Date, [no Pledged Mortgage has been contractually delinquent for 30 or more days during the twelve months prior to the Cut-off Date].

                          (3) No Pledged Mortgage had a Loan-to-Value Ratio at origination in excess of ____%.

                          (4) With respect to any Pledged Mortgage that is not a Cooperative Loan, each Mortgage is a valid and enforceable first lien on the Mortgaged Property subject only to (a) the lien of non-delinquent current real property taxes and assessments, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal made in connection with the





                                    S-III-1
         origination of the related Pledged Mortgage, and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage.

                          (5) Immediately prior to the pledge of the Pledged Mortgages to the Trustee for the benefit of the Bondholders, the Issuer had good title to, and was the sole owner of, each Pledged Mortgage free and clear of any pledge, lien, encumbrance or security interest and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to pledge and assign the same pursuant to the Indenture.

                          (6) There is no delinquent tax or assessment lien against any Mortgaged Property.

                          (7)     There is no valid offset, defense or
         counterclaim to any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal of or interest on such Mortgage Note.

                          (8) There are no mechanics' liens or claims for work, labor or material affecting any Mortgaged Property which are or may be a lien prior to, or equal with, the lien of such Mortgage, except those which are insured against by the title insurance policy referred to in item (12) below.

                          (9) To the best of the _______'s knowledge, each Mortgaged Property is free of material damage, and is in good repair.

                         (10) Each Pledged Mortgage at origination complied in all material respects with applicable state and federal laws, including, without limitation, usury, equal credit opportunity, real estate settlement procedures, truth-in-lending and disclosure laws, and consummation of the transactions contemplated hereby will not involve the violation of any such laws.

                         (11) As of the Closing Date, no prior holder of any Mortgage has modified the Mortgage in any material respect (except that a Pledged Mortgage may have been modified





                                    S-III-2
         by a written instrument which has been recorded or submitted for recordation, if necessary, to protect the interests of the Bondholders and which has been delivered to the Trustee); satisfied, cancelled or subordinated such Mortgage in whole or in part; released the related Mortgaged Property in whole or in part from the lien of such Mortgage; or executed any instrument of release, cancellation, modification or satisfaction with respect thereto.

                         (12) A lender's policy of title insurance together with a condominium endorsement and an extended coverage endorsement, if applicable, and a variable rate endorsement in an amount at least equal to the Cut-off Date Stated Principal Balance of each such Pledged Mortgage or a commitment (binder) to issue the same was effective on the date of the origination of each Pledged Mortgage, each such policy is valid and remains in full force and effect, and each such policy was issued by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located and acceptable to FNMA or FHLMC and is in a form acceptable to FNMA or FHLMC, which policy insures the Master Servicer and successor owners of indebtedness secured by the insured Mortgage, (a) as to the first priority lien of the Mortgage subject to the exceptions set forth in paragraph (4) above and (b) against loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage Note and Mortgage with respect to adjustment in the Mortgage Rate and Scheduled Payment; to the best of the Issuer's knowledge, no claims have been made under such mortgage title insurance policy and no prior holder of the related Mortgage, including the Master Servicer or the Issuer, has done, by act or omission, anything which would impair the coverage of such mortgage title insurance policy.

                         (13) Each Pledged Mortgage was originated by an entity that satisfied at the time of origination the requirements of
         Section 3(a)(41) of the Securities Exchange Act of 1934, as amended.

                         (14) To the best of _______'s knowledge, all of the improvements which were included for the purpose of determining the Appraised Value of the Mortgaged Property





                                    S-III-3
         lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the Mortgaged Property.

                          (15)  To the best of _______'s knowledge, no
         improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation. To the best of _______'s knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities, unless the lack thereof would not have a material adverse effect on the value of such Mortgaged Property, and the Mortgaged Property is lawfully occupied under applicable law.

                          (16) The Mortgage Note and the related Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms and under applicable law. To the best of _______'s knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage have been duly and properly executed by such parties.

                          (17) The proceeds of the Pledged Mortgage have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making, or closing or recording the Pledged Mortgages were paid.

                          (18) The related Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and
         (ii) otherwise by judicial foreclosure.





                                    S-III-4

                          (19) With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Trust Estate to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor.

                          (20) Each Mortgage Note and each Mortgage is in substantially one of the forms acceptable to FNMA or FHLMC, with such riders as have been acceptable to FNMA or FHLMC, as the case may be.

                          (21) There exist no deficiencies with respect to escrow deposits and payments, if such are required, for which customary arrangements for repayment thereof have not been made, and no escrow deposits or payments of other charges or payments due _______ have been capitalized under the Mortgage or the related Mortgage Note.

                          (22) The origination, underwriting and collection practices used by the Master Servicer with respect to each Pledged Mortgage have been in all respects legal, prudent and customary in the mortgage lending and servicing business.

                          (23) There is no pledged account or other security other than real estate securing the Mortgagor's obligations.

                          (24) No Pledged Mortgage has a shared appreciation feature, or other contingent interest feature.

                          (25) Each Pledged Mortgage is assumable if the proposed transferee submits certain information required to evaluate the transferee's ability to repay the Pledged Mortgage and the holder of the Mortgage Note reasonably determines that the security for the Pledged Mortgage would not be impaired by the assumption.

                          (26) None of the Pledged Mortgages provides for a prepayment penalty.





                                    S-III-5

                          (27) Except with respect to ____ Pledged Mortgages representing approximately _____% of the Cut-off Date Pool Principal Balance, each Pledged Mortgage which had a Loan-to-Value Ratio at origination in excess of 80% is the subject of a Primary Insurance Policy that insures that portion of the original principal balance of the related Pledged Mortgage equal to the product of the original principal balance thereof and a fraction, the numerator of which is the excess of the original principal balance of the related Pledged Mortgage over 75% of the lesser of the appraised value and selling price of the related Mortgaged Property and the denominator of which is the original principal balance of the related Pledged Mortgage, plus accrued interest thereon and related foreclosure expenses. Each such Primary Insurance Policy is issued by a Qualified Insurer acceptable to each of the Rating Agencies. All provisions of any such Primary Insurance Policy have been and are being complied with, any such policy is in full force and effect, and all premiums due thereunder have been paid. Any Mortgage subject to any such Primary Insurance Policy obligates the Mortgagor thereunder to maintain such insurance and to pay all premiums and charges in connection therewith. The Mortgage Rate for each Pledged Mortgage is net of any such insurance premium.

                          (28) At the Cut-off Date, the improvements upon each Mortgaged Property are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage and coverage for such other hazards as are customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Pledged Mortgage or
         (ii) the greater of (a) the outstanding principal balance of the Pledged Mortgage and (b) an amount such that the proceeds of such policy shall be sufficient to prevent the Mortgagor and/or the mortgagee from becoming a co-insurer. If the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the condominium unit. All such individual insurance policies and all flood policies referred to in item (29) below contain a standard mortgagee clause naming ___________ or the original mortgagee, and its successors in interest, as





                                    S-III-6
         mortgagee, and _________ has received no notice that any premiums due and payable thereon have not been paid; the Mortgage obligates the Mortgagor thereunder to maintain all such insurance including flood insurance at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor.

                          (29) If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy in a form meeting the requirements of the current guidelines of the Flood Insurance Administration is in effect with respect to such Mortgaged Property with a generally acceptable carrier in an amount representing coverage not less than the least of (A) the original outstanding principal balance of the Pledged Mortgage, (B) the minimum amount required to compensate for damage or loss on a replacement cost basis, or (C) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973, as amended.

                          (30) To the best of _______'s knowledge, there is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property, nor is such a proceeding currently occurring.

                          (31) There is no material monetary default existing under any Mortgage or the related Mortgage Note and, to the best of the Issuer's knowledge, there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration under the Mortgage or the related Mortgage Note; and _______ has not waived any default, breach, violation or event of acceleration.

                          (32) Other than with respect to Mortgaged Property underlying a Cooperative Loan, each Mortgaged Property is improved by a one- to four-family residential dwelling including condominium units and dwelling units in PUDs, which, to the best of _______'s knowledge, does not





                                    S-III-7
         include mobile homes and does not constitute other than real property under state law.

                      (33) Each Pledged Mortgage is being serviced by the Master Servicer or a Servicer as provided in Section 3(b) of the Master Servicing Agreement.

                      (34) There is no obligation on the part of the Issuer or any other party under the terms of the Mortgage or related Mortgage Note to make payments in addition to those made by the Mortgagor.

                      (35) Any future advances made prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Schedule of Pledged Mortgages. The consolidated principal amount does not exceed the original principal amount of the Pledged Mortgage. The Mortgage Note does not permit or obligate the Master Servicer to make future advances to the Mortgagor at the option of the Mortgagor.

                      (36) There are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed, but is not yet due and payable. Except for (A) payments in the nature of escrow payments, and (B) interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage proceeds, whichever is later, to the day which precedes by one month the Due Date of the first installment of principal and interest, including without limitation taxes and insurance payments, _______ has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage.





                                    S-III-8

                 [    (37)  Each Pledged Mortgage was underwritten in all
         material respects in accordance with the underwriting guidelines set
         forth in the Prospectus Supplement.    ]

                      (38) Prior to the approval of the Pledged Mortgage application, an appraisal of the related Mortgaged Property was obtained from a qualified appraiser, duly appointed by the originator, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Pledged Mortgage; such appraisal is in a form acceptable to FNMA or FHLMC.

                          (39) None of the Pledged Mortgages is a graduated payment mortgage loan or a growing equity mortgage loan or subject to a buy down or similar arrangement.

                          (40) Any leasehold estate securing a Pledged Mortgage has a term of not less than five years in excess of the term of the related Pledged Mortgage.

                          (41) All of the Pledged Mortgages have a payment date on or before the Due Date in the month of the first Payment Date.

                          (42) [None] of the Pledged Mortgages are Convertible Pledged Mortgages.

                          [(43) As of the Closing Date, the Index for the adjustment of the Mortgage Rate of each Pledged Mortgage is __________________________________.]

                          (44) The Pledged Mortgages, individually and in the aggregate, conform in all material respects to the descriptions thereof in the Prospectus Supplement.

                          (45) [None] of the Pledged Mortgages are Cooperative Loans.





                                    S-III-9

                                  SCHEDULE IV

                        SEQUOIA Mortgage Trust 199__-__
                         Collateralized Mortgage Bonds

                 Representations and Warranties of the Issuer.

         Sequoia Mortgage Trust 199__-__ (the "Issuer") hereby makes the representations and warranties set forth in this Schedule IV to the Master Servicer and the Trustee, as of the Closing Date. Capitalized terms used but not otherwise defined in this Schedule IV shall have the meanings ascribed thereto in the Master Servicing Agreement (the "Master Servicing Agreement") relating to the above-referenced Series, among _________________________, as Master Servicer, Sequoia Mortgage Trust 199__-__, as Issuer, and _________________________________, as Trustee.

                 (1) The Issuer is a statutory business trust duly organized, validly existing and in good standing under the laws of the State of Delaware, and possesses all requisite authority, power, licenses, permits and franchises to conduct any and all business contemplated by the Master Servicing Agreement and to comply with its obligations under the terms of this Agreement, the performance of which have been duly authorized by all necessary action.

                 (2) Neither the execution and delivery of the Master Servicing Agreement by the Issuer, nor the performance and compliance with the terms thereof by the Issuer will (A) result in a material breach of any term or provision of the instruments creating the Issuer or governing its operations, or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Issuer is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to the Issuer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Issuer; and the Issuer is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of





                                     S-IV-1
         any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Issuer's ability to perform or meet any of its obligations under the Master Servicing Agreement.

                 (3) This Agreement, and all documents and instruments contemplated hereby, which are executed and delivered by the Issuer, will, assuming due authorization, execution by and delivery to the other parties hereto and thereto, constitute valid, legal and binding obligations of the Issuer, enforceable in accordance with their respective terms, except that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                 (4) No litigation is pending or, to the best of the Issuer's knowledge, threatened against the Issuer that would materially and adversely affect the execution, delivery or enforceability of the Master Servicing Agreement or the ability of the Issuer to perform its obligations thereunder.

                 (5) Immediately prior to the transfer and assignment of the Pledged Mortgages to the Trustee, the Issuer had good title to, and was the sole owner of, each Pledged Mortgage free and clear of any liens, charges or encumbrances or any ownership or participation interests in favor of any other Person.





                                     S-IV-2

                                   EXHIBIT A

                    FORM OF INITIAL CERTIFICATION OF TRUSTEE

                                     [date]


[Master Servicer]

[Issuer]

-------------------------------

-------------------------------


                 Re: Master Servicing Agreement among Sequoia Mortgage Trust 199__-__, as Issuer, ______________, as Master
                          Servicer, and ____________________, as Trustee,
                          Collateralized Mortgage Bonds

Gentlemen:

         In accordance with Section 2(b) of the above-captioned Master Servicing Agreement (the "Master Servicing Agreement"), the undersigned, as Trustee, hereby certifies that, as to each Pledged Mortgage listed in the Schedule of Pledged Mortgages (other than any Pledged Mortgage listed in the attached schedule), it has received:

         (i) the original Mortgage Note, endorsed as provided in the following form: "Pay to the order of ________, without recourse"; and

         (ii) a duly executed assignment of the Mortgage (which may be included in a blanket assignment or assignments).

         Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Pledged Mortgage.

         The Trustee has made no independent examination of any documents contained in each Trustee Mortgage File beyond the review specifically required in the Master Servicing Agreement.

The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Trustee Mortgage File of any of the Pledged Mortgages identified on the Schedule of Pledged Mortgages, (ii) the collectability, insurability, effectiveness or suitability of any such Pledged Mortgage or (iii) the correctness of any information set forth in the Schedule of Pledged Mortgages, other than the information specified in items (i) through (iv) and (vi) thereof.

          Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Master Servicing Agreement.



                                        --------------------------------------
                                        as Trustee


                                        By:
                                           -----------------------------------
                                        Name:
                                             ---------------------------------
                                        Title:
                                              --------------------------------

                                   EXHIBIT B


                     FORM OF FINAL CERTIFICATION OF TRUSTEE

                                     [date]


[Master Servicer]

[Issuer]

-------------------------------

-------------------------------


                 Re: Master Servicing Agreement among Sequoia Mortgage Trust 199__-__, as Issuer, ___________________ _, as
                          Master Servicer, and ________________________, as
                          Trustee, Collateralized Mortgage Bonds,


Gentlemen:

         In accordance with Section 2(b) of the above-captioned Master Servicing Agreement (the "Master Servicing Agreement"), the undersigned, as Trustee, hereby certifies that as to each Pledged Mortgage listed in the Schedule of Pledged Mortgages (other than any Pledged Mortgage paid in full or listed on the attached Document Exception Report) it has received:

     (i)  The original Mortgage Note, endorsed in the form provided in
Section 2(a) of the Master Servicing Agreement, with all intervening endorsements showing a complete chain of endorsement from the originator to the Issuer.

    (ii)  The original recorded Mortgage.

   (iii)  A duly executed assignment of the Mortgage in the form provided in
Section 2(a) of the Master Servicing Agreement, or, if the Master Servicer has certified or the Trustee otherwise knows that the related Mortgage has not been returned from the applicable recording office, a copy of the assignment of the Mortgage (excluding information to be provided by the recording office).

    (iv) The original or duplicate original recorded assignment or assignments of the Mortgage showing a complete chain of assignment from the originator to the Issuer.

     (v) The original or duplicate original lender's title policy and all riders thereto or, any one of an original title binder, an original preliminary title report or an original title commitment, or a copy thereof certified by the title company.

          Based on its review and examination and only as to the foregoing documents, (a) such documents appear regular on their face and related to such Pledged Mortgage, and (b) the information set forth in items (i), (ii), (iii),
(iv), (vi) and (xi) of the definition of the "Schedule of Pledged Mortgages" in
Section 1.01 of the Master Servicing Agreement accurately reflects information set forth in the Trustee Mortgage File.

          The Trustee has made no independent examination of any documents contained in each Trustee Mortgage File beyond the review specifically required in the Master Servicing Agreement. The Trustee makes no representations as to:
(i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Trustee Mortgage File of any of the Pledged Mortgages identified on the Schedule of Pledged Mortgages, or (ii) the collectability, insurability, effectiveness or suitability of any such Pledged Mortgage. Notwithstanding anything herein to the contrary, the Trustee has made no determination and makes no representations as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates.

          Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Master Servicing Agreement.


                                        -------------------------------------
                                        as Trustee


                                        By:
                                           ----------------------------------
                                        Name:
                                             --------------------------------
                                        Title:
                                              -------------------------------

                                   EXHIBIT C

                              REQUEST FOR RELEASE
                                 (for Trustee)

                        Sequoia Mortgage Trust 199__-__
                         Collateralized Mortgage Bonds

Loan Information

        Name of Mortgagor:
                                        ----------------------------------------

        Servicer
        Loan No.:
                                        ----------------------------------------

Trustee

        Name:
                                        ----------------------------------------
        Address:
                                        ----------------------------------------

                                        ----------------------------------------


        Trustee
        Mortgage File No.:
                                        ----------------------------------------


         The undersigned Master Servicer hereby acknowledges that it has received from ___________________________, as Trustee for the Holders of Bonds of the above-referenced Series, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Master Servicing Agreement (the "Master Servicing Agreement") relating to the above-referenced Series among the Trustee, _______ ________________________________________, as Master
Servicer, and Sequoia Mortgage Trust 1997-1, as Issuer.

( ) Mortgage Note dated ____________, 19__, in the original principal sum of $__________, made by _________________ . payable to, or endorsed to the order of, the Trustee.

( )      Mortgage recorded on _________________ as instrument no.
         _____________________ in the County Recorder's Office of the

         County of ___________________, State of _______________ in
         book/reel/docket ________________ of official records at page/image
         ________________.

( )      Deed of Trust recorded on __________________ as instrument no.
         _________________ in the County Recorder's Office of the County of
         _______________, State of _______________ in book/reel/docket
         _______________ of official records at page/image _______________.

( )      Assignment of Mortgage or Deed of Trust to the Trustee, recorded on
         _________________ as instrument no. ________ ___ in the County
         Recorder's Office of the County of __________, State of
         ________________ in book/reel/docket _ _____________ of official records at page/image _______________.

( ) Other documents, including any amendments, assignments or other assumptions of the Mortgage Note or Mortgage.

         ( )     ______________________________________________

         ( )     ______________________________________________

         ( )     ______________________________________________

         ( )     ______________________________________________

         The undersigned Master Servicer hereby acknowledges and agrees as follows:

                 (1) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

                 (2) The Master Servicer shall not cause or knowingly permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

                 (3) The Master Servicer shall return each and every Document previously requested from the Trustee Mortgage File to the Trustee when the need therefor no longer exists, unless the Pledged Mortgage relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Bond Account and except as expressly provided in the Master Servicing Agreement.

                 (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trustee, and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.


                                        ----------------------------------------

                                        By
                                          --------------------------------------

                                        Its
                                           -------------------------------------

Date:                  , 19
     ------------------    --

                                   EXHIBIT D

                        REQUEST FOR RELEASE OF DOCUMENTS

To:

Re:      The Master Servicing Agreement dated ________ __, 19__ among
____________________ ("_____"), as Master Servicer, Sequoia Mortgage Trust 199__-__, as Issuer, and ____________________, as Trustee

Ladies and Gentlemen:

In connection with the administration of the Pledged Mortgages held by you as Trustee for Sequoia Mortgage Trust 199__-_ , as Issuer, we request the release of the Trustee Mortgage File for the Pledged Mortgage(s) described below, for the reason indicated.

FT Account#:                   Pool #:

Mortgagor's Name, Address and Zip Code:


Pledged Mortgage Number:

Reason for Requesting Documents (check one)

_______1.        Pledged Mortgage paid in full (__________ hereby certifies that all amounts have been received.)

_______2.        Pledged Mortgage Liquidated (_____ hereby certifies that all proceeds of foreclosure, insurance, or other liquidation have been finally received.)

_______3.        Pledged Mortgage in Foreclosure.

_______4.        Other (explain): ____________________________________

If item 1 or 2 above is checked, and if all or part of the Trustee Mortgage File was previously released to us, please release to us our previous receipt on file with you, as well as an additional documents in your possession relating to the above-specified Pledged Mortgage. If item 3 or 4 is checked, upon return of all of the above documents to you as Trustee, please acknowledge your receipt by signing in the space indicated below, and returning this form.

---------------------------------               -------------------------

                                                -------------------------

                                                -------------------------
By:
   ------------------------------
Name:
     ----------------------------
Title:
      ---------------------------
Date:
     ----------------------------

TRUSTEE CONSENT TO RELEASE AND
ACKNOWLEDGEMENT OF RECEIPT

By:
   ------------------------------
Name:
     ----------------------------
Title:
      ---------------------------
Date:
     ----------------------------





                                      D-2